Exhibit 99.2

For further information:
Nancy Morovich, VP, Investor Relations
Phone 504/576-5506, Fax 504/576-2897
INVESTOR NEWS                                                                                                                                                     nmorovi@entergy.com

July 28, 2003

ENTERGY REPORTS SECOND QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported second quarter 2003 earnings of $0.89 per share compared with $1.06 in the same period of 2002, reflecting a loss provision of $(0.28) per share related to the River Bend Nuclear Power Plant. Entergy's earnings on an operational basis were $1.17 per share which equaled operational earnings for second quarter 2002.

Entergy generated $475 million in operating cash flow in second quarter 2003 compared to $449 million in the same period of 2002. The increase was due primarily to higher levels of deferred fuel cost recovery in the current quarter compared to one year ago and the receipt in second quarter 2003 of a dividend from Entergy-Koch, LP. Both of these items were partially offset by higher cash expenditures at Entergy Nuclear in connection with planned refueling outages.

"Operating results reflect the structural stability we've worked to build into our business over the past five years," said J. Wayne Leonard, Entergy's chief executive officer. "Strong execution and results at Entergy-Koch, which is the business specifically structured to manage risks, overcame the temporary impacts of mild weather and nuclear outages we experienced this quarter. We are confident in our ability to achieve continued strong financial results, and in turn, to produce top quartile returns for our shareholders."

Table 1 provides a comparative summary of earnings per share for second quarter and year-to-date 2003.

Table 1: Entergy Corporation Consolidated Results
Second Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
As-Reported
U.S. Utility	0.53	0.85	(0.32)	1.00	1.31	(0.31)
Parent & Other	(0.04)	(0.02)	(0.02)	(0.06)	(0.05)	(0.01)
Competitive Businesses	0.40	0.23	0.17	1.67	(0.54)	2.21
Consolidated Earnings	0.89	1.06	(0.17)	2.61	0.72	1.89

Less Special Items
U.S. Utility	(0.28)	-	(0.28)	(0.38)	-	(0.38)
Parent & Other	-	-	-	-	-	-
Competitive Businesses	-	(0.11)	0.11	0.70	(1.26)	1.96
Total	(0.28)	(0.11)	(0.17)	0.32	(1.26)	1.58
Operational
U.S. Utility	0.81	0.85	(0.04)	1.38	1.31	0.07
Parent & Other	(0.04)	(0.02)	(0.02)	(0.06)	(0.05)	(0.01)
Competitive Businesses	0.40	0.34	0.06	0.97	0.72	0.25
Consolidated Earnings	1.17	1.17	-	2.29	1.98	0.31

Weather Impact	(0.03)	-	(0.03)	(0.01)	0.03	(0.04)

I. U.S. Utility

In second quarter 2003, Utility as-reported earnings were $0.53 per share, compared to $0.85 in second quarter 2002. Second quarter 2003 as-reported earnings include a loss provision of $(0.28) per share related to an unfavorable decision in Texas on previously disallowed River Bend construction costs. On an operational basis, as-reported earnings were $0.81 in second quarter 2003 compared to $0.85 last year. The decrease resulted primarily from lower net revenues due to milder weather and decreased sales in the industrial sector. Operation and maintenance expenses were significantly lower during second quarter 2003 due primarily to the absence in 2003 of ice storm expenses recorded in second quarter 2002 as a result of a settlement reached with the Arkansas Public Service Commission. The 2002 net income impact of this regulatory settlement was essentially zero, because revenues were recorded at the same time. After excluding the effect of the ice storm settlement, operation and maintenance expenses were essentially flat in second quarter 2003 compared to the same period in 2002.

Usage in the residential sector was essentially flat in second quarter 2003 compared to second quarter 2002. Commercial and governmental sales were up slightly, while industrial sales experienced a 7 percent decline quarter over quarter. The decline in industrial sales reflects the loss of three industrial customers to cogeneration since second quarter 2002. A summary of sales volumes by customer class is included in Appendix A to this release.

Table 2 provides a summary of the Utility's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 2: Utility Operational Performance Measures
Second Quarter and Year-to-Date 2003 vs. 2002 (see appendix D for definitions of measures)
	Second Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Utility
Generation in GWh	19,915	22,698	-12%	38,446	43,729	-12%
GWh billed
Residential	7,170	7,202	-0.4%	15,013	14,476	4%
Commercial and governmental	6,828	6,766	1%	13,283	12,981	2%
Industrial	9,556	10,294	-7%	18,880	19,884	-5%
Operation & maintenance expense	$19.30	$23.87	-19%	$19.03	$20.46	-7%
Reliability
SAIFI (number, annualized)	1.64	2.00	-18%
SAIDI (minutes, annualized)	138	151	-9%
Reliability complaints	19	24	-21%	33	38	-13%
Safety	7	3	133%	9	11	-18%
Number of customers
Residential				2,245,428	2,233,198	1%
Commercial & governmental				320,006	315,675	1.4%
Industrial				39,986	39,455	1.3%

The Utility continues to pursue rate mechanisms that reward operating excellence. Such efforts resulted in Entergy New Orleans, Inc. obtaining a base rate increase of $30.2 million in second quarter 2003. Appendix C provides a summary of the Utility's pending key regulatory events and regulatory recovery mechanisms by operating subsidiary.

II. Parent & Other

Parent & Other recorded an as-reported loss per share of $(0.04) in second quarter 2003, compared with a loss of $(0.02) in second quarter 2002. Operational results in each period equaled as-reported results. The loss in second quarter 2003 was due primarily to higher interest expense reflecting the impact of Parent term debt, totaling $500 million, issued since December 2002 at an average coupon rate of 7.2 percent.

III. Competitive Businesses

As-reported earnings were $0.40 per share for the competitive businesses in second quarter 2003, compared to $0.23 in the same period of 2002. As-reported earnings in 2002 reflected a charge totaling $(0.11) per share for asset impairments and restructuring expenses in the non-nuclear wholesale assets business. On an operational basis, second quarter 2003 earnings per share were $0.40 compared to $0.34 in 2002. The 18 percent increase in second quarter 2003 reflects strong performance at Energy Commodity Services which more than offset the negative impact of refueling outages at Entergy Nuclear.

Table 3 provides a 2003 vs. 2002 comparison of contributions by competitive business for second quarter and year-to-date, on both as-reported and operational bases.

Table 3: Competitive Businesses Contributions to Earnings Per Share
Second Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
As-Reported
Entergy Nuclear	0.19	0.24	(0.05)	1.05	0.42	0.63
Energy Commodity Services
Non-nuclear wholesale assets	(0.01)	(0.07)	0.06	(0.01)	(1.24)	1.23
Entergy-Koch Trading	0.19	0.03	0.16	0.56	0.17	0.39
Gulf South Pipeline	0.03	0.03	-	0.07	0.11	(0.04)
Total Energy Commodity Services	0.21	(0.01)	0.22	0.62	(0.96)	1.58
Total	0.40	0.23	0.17	1.67	(0.54)	2.21

Less Special Items
Entergy Nuclear	-	-	-	0.70	-	0.70
Energy Commodity Services
Non-nuclear wholesale assets	-	(0.11)	0.11	-	(1.26)	1.26
Entergy-Koch Trading	-	-	-	-	-	-
Gulf South Pipeline	-	-	-	-	-	-
Total Energy Commodity Services	-	(0.11)	0.11	-	(1.26)	1.26
Total	-	(0.11)	0.11	0.70	(1.26)	1.96

Operational
Entergy Nuclear	0.19	0.24	(0.05)	0.35	0.42	(0.07)
Energy Commodity Services
Non-nuclear wholesale assets	(0.01)	0.04	(0.05)	(0.01)	0.02	(0.03)
Entergy-Koch Trading	0.19	0.03	0.16	0.56	0.17	0.39
Gulf South Pipeline	0.03	0.03	-	0.07	0.11	(0.04)
Total Energy Commodity Services	0.21	0.10	0.11	0.62	0.30	0.32
Total	0.40	0.34	0.06	0.97	0.72	0.25

Table 4 provides a summary of Entergy's non-utility generation in MWh sold forward for the years 2003, 2004, and 2005. During the first two quarters of 2003, Entergy entered into eight new contracts for Entergy Nuclear plant output. Transaction terms range from 2004 to 2008. These transactions cover more than 2 million and 4 million megawatt hours in 2004 and 2005, respectively.

Table 4: Competitive Businesses Percent of Generation Sold Forward
Remainder of 2003 through 2005 (see appendix D for definitions of measures)
	Remainder of
	2003	2004	2005(a)
Entergy Nuclear
Planned TWh of generation	17	33	34
Percent of total planned competitive generation	91%	91%	91%
Percent of EN's total planned generation sold forward:
Contracts entered into prior to second quarter 2003	100%	93%	30%
New contracts in second quarter 2003	0%	5%	9%
Total EN planned generation sold forward	100%	98%	39%
Percent of EN's total planned generation sold forward by contract type
Unit-contingent	55%	56%	21%
Unit-contingent with capacity factor guarantees	45%	42%	14%
Firm liquidated damages (LD)	0%	0%	4%
Total	100%	98%	39%
Average contract price per MWh	$37	$38	$37
Average assumed market price per MWh	$47	$41	$39

Energy Commodity Services
Planned TWh of generation	2	3	3
Percent of total planned competitive generation	9%	9%	9%
Percent of ECS' total planned generation sold forward	54%	64%	61%
Average contract spark spread per MWh	$10	$10	$10
Average assumed market spark spread per MWh	$0	$0	$0

Total Competitive Businesses' planned generation sold forward	96%	95%	41%

(a) Two percent of EN's total planned generation sold forward in 2005 is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.19 per share, compared to $0.24 in second quarter 2002. The decrease was due primarily to lower generation available for sale as the result of two planned refueling outages and several short unplanned outages. In second quarter 2002, there were no refueling outages. The contribution in 2003 of Vermont Yankee, acquired in July 2002, served to offset somewhat the negative impact of outages during the quarter. EN's average capacity factor was 84.1 percent for second quarter 2003, compared to 98.5 percent for the same period in 2002. Adjusting for the impact of planned refueling outages, EN's capacity factor for second quarter 2003 would have been approximately 95 percent.

Average production costs increased modestly quarter to quarter due to higher amortized refueling outage expenses resulting from additional planned refueling outages. Excluding the impact of these higher amortization expenses, average production costs for second quarter 2003 was less than $19 per megawatt hour. For the years 2003 and 2004, EN has sold 100 percent and 98 percent, respectively, of the output of its generating assets at average prices per megawatt hour of $37 in 2003 and $38 in 2004. In addition, 39 percent of 2005 output is currently under contract at an average price of $37 per megawatt hour.

Table 5 provides a summary of Entergy Nuclear's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 5: Entergy Nuclear Operational Performance Measures
Second Quarter and Year-to-Date 2003 vs. 2002 (see appendix D for definitions of measures)
	Second Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Entergy Nuclear
Net MW in operation	3,955	3,445	15%
Average realized price per MWh	39.78	39.88	-
Production cost per MWh	20.85	19.40	7%	22.26	19.51	14%
Generation in GWh	7,342	7,449	-1%	15,435	14,958	3%
Capacity factor	84.1%	98.5%	-15%	88.9%	99.4%	-11%
Refueling outage duration	Current Period	Last Outage	% Change
Indian Point 3 (b)	26	26	-
Pilgrim	24	28	-14%

(b) Indian Point 3 began its scheduled refueling outage on March 28, 2003.

Energy Commodity Services

Energy Commodity Services (ECS) includes earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets business. ECS recorded as-reported earnings of $0.21 per share in second quarter 2003, compared to a loss of $(0.01) in the same period last year. The significant improvement in results reported by ECS in 2003 was due primarily to strong earnings in trading and the absence in 2003 of charges recorded in second quarter 2002 for asset impairments and restructuring expenses in the non-nuclear wholesale assets business.

Operational earnings in second quarter 2003 were $0.21, compared to $0.10 in the same period of 2002, reflecting substantially higher earnings at Entergy-Koch Trading (EKT), a subsidiary of Entergy-Koch, LP. Compared to second quarter 2002, EKT's trading results reflected substantially higher earnings in point-of-view trading. In addition, the contribution from financial optimization more than doubled while earnings from physical optimization activities increased by more than 60 percent, both as compared to second quarter 2002. Earnings at Entergy-Koch's gas transportation subsidiary, Gulf South Pipeline, were $0.03 per share which equaled the performance of second quarter 2002. Improved transportation margins and storage fees served to offset lower throughput and higher production cost during the quarter to produce the flat pipeline earnings. The income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in second quarter 2003.

Average Daily Earnings at Risk (DEAR) during second quarter 2003 increased to $12.9 million when compared to second quarter 2002, reflecting the strength of EKT's point-of-view and the additional capital employed consistent with that point-of-view. However, DEAR decreased compared to first quarter 2003, reflecting significantly lower market volatility in the current period. In addition to DEAR, EKT employs other risk measures that test whether or not overall risk is within acceptable limits. All of these measures were managed in accordance with established trading policies and procedures during the quarter.

The duration of EKT's trading book continues to be relatively short, with essentially all of the mark-to-market value converting to cash by the end of 2003. Further, essentially all of the total market value of EKT's mark-to-market portfolio is based on actively quoted prices, and approximately 95 percent of EKT's counterparty credit exposure is associated with companies that currently have investment-grade credit ratings. Lastly, mark-to-market earnings comprised 16 percent of Entergy's consolidated operational earnings for second quarter 2003.

Table 6 provides a summary of Energy Commodity Services' key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 6: Energy Commodity Services Operational Performance Measures
Second Quarter and Year-to-Date 2003 vs. 2002 (see appendix D for definitions of measures)
	Second Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Entergy-Koch Trading
Electricity volatility	52%	51%	2%	72%	45%	60%
Gas volatility	45%	54%	-17%	71%	67%	6%
Electricity marketed (GWh) (c)	100,865	90,178	12%	224,345	176,270	27%
Gas marketed (Bcf/d) (c)	5.3	5.8	-9%	6.6	5.6	18%
Gain/loss days	1.4	1.7	-18%	1.4	1.9	-26%
Daily average earnings at risk	12.9	10.4	24%	16.2	9.3	74%
Low daily earnings at risk	7.6	8.2	-7%	7.6	6.6	15%
High daily earnings at risk	16.6	14.7	13%	35.2	14.7	139%
Gulf South Pipeline
Throughput (Bcf/d)	1.90	2.31	-18%	2.10	2.50	-16%
Production cost ($/mmbtu)	$0.138	$0.096	44%	$0.123	$0.084	46%
Non-Nuclear Wholesale Assets
Net MW in operation	1,421	1,209	18%
Generation in GWh	567	279	103%
Net MW under construction	385	597	-36%

(c) Previously reported volumes, which included only U.S. trading, have been adjusted to reflect both U.S. and Europe volumes traded.

Table 7 provides additional details on Entergy-Koch's trading activities during second quarter 2003.

Table 7: Entergy-Koch Trading Details (see appendix D for definitions of measures)

	2003
Changes in Fair Value of Trading Contracts ($ in millions)
Fair value of contracts outstanding at December 31, 2002 after implementation of EITF 02-03	90.9
(Gain)/Loss from contracts realized/settled during the period	(309.4)
Initial recorded value of contracts entered into during the period	1.1
Net option premiums received during the period	82.7
Change in fair value of contracts attributable to market movements during the period	319.0
Other changes in fair value	0.0
Net change in contracts outstanding during the period	93.4
Fair value of contracts outstanding at June 30, 2003	184.3

Counterparty Credit Exposure (percent of credit exposure net of collateral)	2003
AAA	0.3
AA	24.8
A	33.6
BBB	35.7
Non-investment grade/Not rated	5.6

	2003	2002	Change
Balance Sheet ($ in millions)
Mark-to-market accounting detail:
Fair value of contracts at end of period	184	132	52
Partners' capital	1,245	1,098	147
Fair value of contracts as percent of partners' capital	14.8%	12.0%	23.3%

	2003	2004	2005+	Total
Maturities and Sources for Fair Value of Trading Contracts at June 30, 2003 ($ in millions)
Prices actively quoted	224.0	0.4	-14.3	210.1
Prices provided by other sources	-43.3	26.1	14.8	-2.4
Prices based on models	20.6	-20.4	-23.6	-23.4
Total	201.3	6.1	-23.1	184.3

IV. Variance Analysis

Tables 8 and 9 provide second quarter and year-to-date 2003 vs. 2002 earnings variance analyses for "U.S. Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Table 8: Entergy Corporation Reported Earnings Per Share Variance Analysis
Second Quarter 2003 vs. 2002
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	U.S. Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2002 earnings	0.83		0.23		1.06
Other operation & maintenance expense	0.42	(d)	(0.01)		0.41
Asset/contract impairments and restructuring charges	-		0.11	(e)	0.11
Interest expense and other charges	-		0.04	(f)	0.04
Interest and dividend income	-		0.01		0.01
Depreciation/amortization expense	(0.01)		0.01		-
Share repurchase/dilution effect	(0.01)		-		(0.01)
Income taxes - other	0.06	(g)	(0.07)	(g)	(0.01)
Nuclear refueling outage expense	-		(0.04)	(h)	(0.04)
Decommissioning expense	(0.04)	(i)	(0.01)		(0.05)
Taxes other than income taxes	(0.03)		(0.02)		(0.05)
Other income (deductions)	(0.30)	(j)	0.17	(k)	(0.13)
Net revenue	(0.43)	(l)	(0.02)		(0.45)
2003 earnings	0.49		0.40		0.89

Table 9: Entergy Corporation Reported Earnings Per Share Variance Analysis
Year-to-Date 2003 vs. 2002
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	U.S. Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2002 earnings	1.26		(0.54)		0.72
Asset/contract impairments and restructuring charges	-		1.26	(e)	1.26
Cumulative effect of accounting changes	(0.09)	(m)	0.72	(m)	0.63
Other operation & maintenance expense	0.45	(d)	(0.02)		0.43
Other income (deductions)	(0.29)	(i)	0.36	(k)	0.07
Interest expense and other charges	(0.03)		0.09	(f)	0.06
Interest and dividend income	0.02		-		0.02
Income taxes - other	0.06	(g)	(0.04)	(g)	0.02
Depreciation/amortization expense	(0.03)		0.01		(0.02)
Share repurchase/dilution effect	(0.01)		(0.02)		(0.03)
Taxes other than income taxes	(0.02)		(0.02)		(0.04)
Nuclear refueling outage expense	-		(0.08)	(h)	(0.08)
Decommissioning expense	(0.08)	(i)	(0.02)		(0.10)
Net revenue (loss)	(0.30)	(l)	(0.03)		(0.33)
2003 earnings	0.94		1.67		2.61

Footnotes to Tables 8 and 9 follow:

  Other operation & maintenance expense decreased due primarily to the absence of Entergy Arkansas' ice storm settlement, $(0.44), recorded in second quarter 2002.

  Asset/contract impairments and restructuring charges at the Competitive Businesses primarily reflect prior year's impact of recording expenses associated with exiting the greenfield power development business, as well as charges associated with impairment reserves related to certain non-nuclear wholesale assets.

  Interest expense and other charges decreased due to the absence of debt associated with the Damhead Creek power plant in the UK.

  Income statement line items are tax effected at the statutory rate. Any difference between the statutory and effective tax rate is reflected in the "income taxes-other" line.

  Nuclear refueling outage expense increased due to higher nuclear refueling outage amortization expense at Indian Point 2, Vermont Yankee and FitzPatrick where outages were completed in fourth quarter 2002, and Pilgrim and Indian Point 3, where outages were completed during second quarter 2003.

  Decommissioning expense increased due to higher accretion expense on decommissioning liabilities resulting from implementation of SFAS 143, which is primarily offset by regulatory credits captured in net revenue to reflect anticipated recovery of these expenses.

  Other income (deductions) decreased due to a loss provision recorded as a result of an unfavorable court decision in Texas on previously-disallowed River Bend construction costs.

  Other income (deductions) increased due primarily to higher Entergy-Koch earnings.

Utility Net Revenue Variance Analysis, 2003 vs. 2002 ($ EPS)
Second Quarter		Year-to-Date
Weather	(0.03)	Weather	(0.04)
Sales growth/pricing-net	-	Sales growth/pricing-net	0.09
Ice Storm/TCA Regulatory settlement	(0.41)	Ice Storm/TCA Regulatory settlement	(0.41)
Regulatory credit	0.03	Regulatory credit	0.06
Other	(0.02)	Other	-
Total	(0.43)	Total	(0.30)

  Net revenue decreased in second quarter and year-to-date 2003 due primarily to the absence in 2003 of the impact of recording the ice storm settlement reached with the Arkansas Public Service Commission in 2002. This settlement resulted in previously deferred revenues at Entergy Arkansas per the Transition Cost Account mechanism being recorded in net revenue in second quarter 2002. Regulatory credits, which show increases in second quarter and year-to-date periods, are offset by higher decommissioning expenses resulting from implementation of SFAS 143.

  Cumulative effect of accounting change reflects implementation of SFAS 143, a new accounting standard which required the revaluation of certain assets and liabilities associated with nuclear decommissioning.

  Table 10 lists special items by business with quarter-to-quarter and year-to-date comparisons. Special items are those events that are not routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share results but are excluded from operational earnings per share. The timing of recording such items is made in accordance with generally accepted accounting principles.

Table 10: Entergy Special Items [shown as positive / (negative) impact on earnings]
Second Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)	Second Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
U.S. Utility Special Items
River Bend loss provision	(0.28)	-	(0.28)	(0.29)	-	(0.29)
SFAS 143 implementation	-	-	-	(0.09)	-	(0.09)
Total	(0.28)	-	(0.28)	(0.38)	-	(0.38)

Parent & Other Special Items
Total	-	-	-	-	-	-

Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	-	-	0.70	-	0.70
Energy Commodity Services
Asset impairments	-	(0.04)	0.04	-	(0.48)	0.48
Turbine commitment	-	0.10	(0.10)	-	(0.52)	0.52
Development costs	-	-	-	-	(0.09)	0.09
Restructuring	-	(0.17)	0.17	-	(0.17)	0.17
Total	-	(0.11)	0.11	0.70	(1.26)	1.96

Total Special Items	(0.28)	(0.11)	(0.17)	0.32	(1.26)	1.58

  V. Cash and Liquidity

  Entergy generated $475 million in operating cash in second quarter 2003, an increase of $26 million compared to second quarter 2002. The increase in cash flow at Utility, Parent & Other is the result of higher deferred fuel cost recovery, approximately $75 million, in second quarter 2003 compared to one year ago, and the receipt of a $75 million dividend from Entergy-Koch, LP. Partially offsetting Utility, Parent & Other improved operating cash flow was a decrease of $91 million in operating cash flow at Entergy Nuclear. The lower cash flow at EN is due primarily to expenditures associated with planned and unplanned outages during second quarter 2003, as well as reduced revenues during this period resulting from lower generation.

  Table 11 provides operating cash flow information with quarter-to-quarter and year-to-date comparisons for Utility, Parent & Other, Entergy Nuclear, and Energy Commodity Services.

Table 11: Entergy Corporation Operating Cash Flow
Second Quarter and Year-to-Date 2003 vs. 2002
(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change

U.S. Utility, Parent & Other	481	384	97	538	701	(163)
Entergy Nuclear	23	114	(91)	73	165	(92)
Energy Commodity Services(n)	(29)	(49)	20	(86)	(63)	(23)
Total Operating Cash Flow	475	449	26	525	803	(278)

  Energy Commodity Services' operating cash flow includes contributions from Entergy's investment in Entergy-Koch, LP that are recognized in Entergy Corporation's financial statements (such as dividends received and taxes paid).

At the end of second quarter 2003, Entergy's combined cash balance and unused capacity on bank revolvers totaled more than $2 billion, comprised of $1.1 billion of cash and cash equivalents and unused revolver capacity of $1.2 billion at the Parent and Utility subsidiaries.  Entergy's $1.45 billion corporate revolver was renewed at its previous level during second quarter 2003. The revolver has a stated termination date of May 13, 2004, but can be extended to a one-year note at Entergy's discretion through a "term-out" provision. The renewed revolver combined with $500 million in Parent term debt issued since December 2002 provides Entergy with substantial liquidity and financial flexibility.

As detailed in Table 12, Entergy expects to have significant cash available through 2005 for three potential uses: investments in new businesses or assets, repayment of debt, and dividend increases. Sources shown on the table include $1.9 billion of new debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment. The table also reflects the impact of Entergy's Board of Directors' decision on July 27, 2003, to approve a 29 percent increase in the Entergy common dividend to $1.80 per share on an annual basis. This dividend increase will raise cash requirements for dividend payments by $90 million per year.

Table 12 provides a summary of projected sources and uses of cash for the period from July 1, 2003 through the end of 2005.

Table 12: Entergy Corporation Projected Sources and Uses of Cash July 1, 2003 through 2005
($ in billions)		2003-2005
Beginning cash at 7/1/03		1.1
Entergy Corp. credit revolver - unused portion	1.1
Planned refinancings	2.5
New debt capacity	1.9
Total financings		5.5
Operating cash flow		5.7
Total sources		12.3
Debt maturities		4.2
Capital expenditures		3.0
Dividends		1.0
Targeted liquidity		0.8
Total uses		9.0
Net Liquidity Available for New Investment, Debt Repayment, Dividend Increase		3.3

VI. Other Financial Performance Highlights

As-reported net margin was 11.87 percent, an increase of nearly 6 percentage points over second quarter 2002, while operational net margin improved nearly 2 percentage points over last year to 10.8 percent. Return on equity, on an as-reported basis, increased by more than 6 percentage points to 12.85 percent while operational return on equity was nearly 12 percent.

Entergy's capital structure remains within the target range of 45 to 50 percent net debt to net capital. Entergy's off-balance sheet debt, exclusive of operating leases, equals $385 million and constitutes only 2 percent of total capitalization.

Table 13 provides a summary of financial measures with quarter-to-quarter and year-to-date comparisons.

Table 13: Entergy Corporation Key Financial Performance and Flexibility Measures (o)
Second Quarter 2003 vs. 2002 (see appendix D for definitions of certain measures)
	Second Quarter
For 12 months ending June 30	2003	2002	Change
Return on average invested capital - as-reported	8.08%	5.46%	2.62%
Return on average invested capital - operational	7.54%	7.07%	0.47%
Return on average common equity - as-reported	12.85%	6.64%	6.21%
Return on average common equity - operational	11.69%	10.28%	1.41%
Net margin - as-reported	11.87%	5.89%	5.98%
Net margin - operational	10.80%	9.12%	1.68%
Cash flow interest coverage	5.67	5.94	(0.27)
Book value per share	$37.28	$34.08	$3.20
End of period shares outstanding (millions)	227.8	224.7	3.1

As of June 30 ($ in millions)	2003	2002	Change
Revolver capacity	1,158	843	315
Total gross liquidity	2,236	1,574	662
Total debt	8,951	8,192	759
Off-balance sheet liabilities:
Project debt	-	-	-
Debt of joint ventures - Entergy's share	385	346	39
Leases - Entergy's share	501	343	158
Total off-balance sheet liabilities	886	689	197
Rating or other contingent liabilities	-	70
Net debt to net capital ratio	46.5%	49.1%	(2.6%)
Net debt ratio including off-balance sheet liabilities	49.1%	51.2%	(2.1%)

(o) As-reported metrics are computed in accordance with GAAP as they include all components of net income, including special items. Operational metrics are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. Reconciliations of operational earnings per share to as-reported earnings per share can be found in Appendix B.

VII. Capital Expenditures

Entergy's capital plan from 2003 through 2005 calls for $3.7 billion of investment; $2.9 billion of this amount is associated with capital projects that maintain Entergy's existing assets. The remaining $0.8 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear, the completion of a gas-fired power plant currently under construction in Entergy's non-nuclear wholesale assets business, and a previously deferred equity investment for Entergy's interest in Entergy-Koch.

Table 14 provides a summary of planned capital expenditures for the period 2003 through 2005.

Table 14: Entergy Corporation Planned Capital Expenditures
2003-2005
($ in billions)	2003	2004	2005	Total
Maintenance capital
U. S. Utility	0.8	0.8	0.9	2.5
Entergy Nuclear	0.1	0.2	0.1	0.4
Energy Commodity Services	-	-	-	-
Subtotal	0.9	1.0	1.0	2.9
Other capital commitments
U. S. Utility	0.3	0.1	0.1	0.5
Entergy Nuclear	0.1	-	-	0.1
Energy Commodity Services	0.1	0.1	-	0.2
Subtotal	0.5	0.2	0.1	0.8
Total Planned Capital Expenditures	1.4	1.2	1.1	3.7

VIII. Debt Refinancing

Entergy has $360 million of debt that matures in the remainder of 2003, $269 million or 75 percent of which is associated with the Utility. Entergy expects to fund approximately $150 million of remaining Utility 2003 maturities and all Entergy Nuclear 2003 maturities with cash. The balance of Utility 2003 maturities is expected to be refinanced for periods up to 30 years, consistent with the long-term nature of utility assets. Refinancing activity may be modified periodically in response to changing market conditions and capital needs.

Table 15 provides details on Entergy's 2003 debt maturities and refinancing activity.

Table 15: Entergy Corporation and Subsidiaries Debt Maturity and Refinancing Schedule(p)
($ in millions)
Scheduled maturities at December 31, 2002	2003	2004	2005-2009	2010+	Total
U. S. Utility	1,111	855	1,373	3,314	6,653
Parent	-	595	267	-	862
Entergy Nuclear	87	91	344	161	683
Energy Commodity Services	79	-	-	-	79
Total	1,277	1,541	1,984	3,475	8,277

Financings, refinancings and cash repayments completed through June 30, 2003
U. S. Utility	(842)	(75)	700	560	343
Parent	-	(140)	72	161	93
Entergy Nuclear	4	(2)	(9)	14	7
Energy Commodity Services	(79)	-	-	-	(79)
Total	(917)	(217)	763	735	364

Remaining maturities as of June 30, 2003
U. S. Utility	269	780	2,073	3,874	6,996
Parent	-	455	339	161	955
Entergy Nuclear	91	89	335	175	690
Energy Commodity Services	-	-	-	-	-
Total	360	1,324	2,747	4,210	8,641

(p) Long-term debt, including current portion.

IX. Earnings Guidance

"Through the first half of 2003 we've achieved results that move us closer to meeting our financial objectives this year," said C. John Wilder, Entergy's chief financial officer. "We are rising to meet the demands of difficult credit markets, constantly changing economic conditions, and operational challenges as we continue to produce solid financial results. Year-to-date strong performance at Entergy-Koch Trading supports our decision to raise 2003 earnings guidance to a range $4.05 to $4.25 on an operational basis. On an as-reported basis, revised 2003 earnings guidance is $4.37 to $4.57 per share, reflecting strong trading offset by the River Bend loss provision recorded this quarter. In addition, we are issuing as-reported and operational earnings guidance for 2004 in the range of $4.10 to $4.30 per share."

Entergy's full-year 2003 earnings guidance is detailed in Table 16. Earnings guidance for 2003 includes the impact, which is not expected to be material, of Entergy's decision to expense stock options effective first quarter 2003. Additional detail on other key assumptions reflected in the earnings ranges are as follows:

  Approximately 65 percent of 2003 earnings are expected from the Utility. Earnings guidance is based on existing rate plans, including the Entergy Mississippi rate increase that became effective on January 1, 2003 and the rate increase put into effect June 3, 2003 at Entergy New Orleans. Current fuel recovery mechanisms are assumed for all companies with the exception of Entergy Mississippi, which recently agreed to delayed recovery of certain deferred fuel costs until 2004. Incremental earnings expected in 2003 are also the result of residential and commercial sales growth partially offset by lower industrial sales due to cogeneration losses. O&M expense, excluding the impact of the 2002 ice storm settlement, as well as depreciation, will be modestly higher.

  More than 20 percent of 2003 earnings are expected from Entergy Nuclear, where prices set by power purchase agreements average $37/MWh. A year-over-year increase will result from the full-year impact of Vermont Yankee, outage differences, power uprates, and reduced overall operating costs. Currently, EN has sold 100 percent of the output of its generating assets, excluding a portion of uprated capacity, through the end of 2003 at prices that range from $29 to $42 per megawatt hour. The capacity factor assumption for the fleet ranges from 93 to 95 percent, and includes all outages completed to date.

  Energy Commodity Services' guidance is based on contributions from Entergy-Koch at a 50 percent sharing of income for the remainder of 2003, consistent with Entergy's ownership share. Entergy received a disproportionate share of income from Entergy-Koch through the first six months of 2003, the impact of which is included in guidance. Modest year-over-year growth is anticipated in trading and at the pipeline.

  Parent & Other's guidance is based on modest improvement in corporate expenses along with increased interest expense as a result of $500 million in Parent term debt issued since December 2002 at an average rate of 7.2 percent.

Table 16 provides Entergy's projection of 2003 operational earnings per share, with 2002 as-reported and operational earnings as its data starting points. As-reported earnings per share guidance is different from operational earnings per share guidance due to special items recorded to date. At this time, Entergy anticipates recording severance costs which will be treated as special items in the third and fourth quarters of 2003. These costs, which are not presented in the table below because they cannot be estimated at the present time, will result from voluntary severance programs which will be initiated to contribute to productivity improvements in the Utility and Entergy Nuclear.

Table 16: 2003 Earnings Per Share Guidance
(Per share in U.S. $)

	2002 Earnings Per Share	Operational/Special Item Changes in 2003			2003 Guidance Range
			Range of Impact
Utility
As-Reported	2.57
Less special items	0.00	Operational items:
Operational	2.57	Increased revenues from sales growth	0.07	0.10
		Increased revenues due to rate actions	0.17	0.17
		Increased O&M, depreciation, other	(0.11)	(0.09)
		Total Operational	0.13	0.18	2.70	2.75
		Special items:
		SFAS 143 implementation	(0.09)	(0.09)
		River Bend loss provision	(0.28)	(0.28)
		Total As-reported			2.32	2.37
Entergy Nuclear
As-Reported	0.88
Less special items	0.00	Operational items:
Operational	0.88	Increased revenue due to increased MWhs produced (addition of Vermont Yankee offset by unplanned outages)	-	0.02
		Decreased revenue due to lower PPA pricing	(0.02)	(0.02)
		Increased outage amortization expense	(0.08)	(0.08)
		Decreased O&M expense, other	0.07	0.10
		Total Operational	(0.03)	0.02	0.85	0.90
		Special items:
		SFAS 143 implementation	0.70	0.70
		Total As-reported			1.55	1.60
Energy Commodity Services
As-Reported	(0.64)
Less special items	(1.17)	Operational items:
Operational	0.53	Increased contribution from Entergy-Koch (q)	0.06	0.06
		Increased income from commodity trading	0.10	0.14
		Increased income from pipeline operations	0.01	0.02
		Total Operational	0.17	0.22	0.70	0.75
		Special items:
		None	-	-
		Total As-reported			0.70	0.75
Parent & Other
As-Reported	(0.17)
Less special items	0.00	Operational items:
Operational	(0.17)	Increased net interest expense	(0.05)	(0.03)
		Decreased corporate expense	0.02	0.05
		Total Operational	(0.03)	0.02	(0.20)	(0.15)
		Special items:
		None	-	-
		Total As-reported			(0.20)	(0.15)
Total
As-Reported	2.64
Less special items	(1.17)
Operational	3.81	Total Operational Guidance for 2003			4.05	4.25

		Total As-reported Guidance for 2003 (r)			4.37	4.57
  Reflects year-over-year difference in disproportionate sharing: $0.21 in 2002 vs. $0.27 for year-to-date 2003.
  As-reported guidance range is only based on actual year-to-date special items.

  Entergy's 2003 earnings guidance is detailed in Table 17 below, with June 2003 year-to-date actual results as its starting point. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2003 based upon how the second half of 2003 is expected to differ from the second half of 2002. At this time, Entergy anticipates recording severance costs which will be treated as special items in the third and fourth quarters of 2003. These costs, which are not presented in the table below because they cannot be estimated at the present time, will result from voluntary severance programs which will be initiated to contribute to productivity improvements in the Utility and Entergy Nuclear.

Table 17: 2003 Earnings Per Share Guidance Based on June 2003 Year-To-Date Earnings
(Per share in U.S. $)

	June 2003 Year-To-Date	Operational/Special Item Changes July-December 2003			2003 Guidance Range
			Range of Impact
Utility
As-Reported	1.00
Less special items	(0.38)	Operational items:
Operational	1.38	2002 Operational Results (normal weather)	1.30	1.30
		Increased revenues due to rate actions at EMI and ENOI	0.10	0.10
		Sales growth partially offset by cogeneration losses	-	0.03
		Increased O&M, depreciation, other	(0.08)	(0.06)
		Total Operational	1.32	1.37	2.70	2.75
		Special items:
		SFAS 143 Implementation	(0.09)	(0.09)
		River Bend loss provision	(0.28)	(0.28)
		Total As-reported			2.32	2.37
Entergy Nuclear
As-Reported	1.05
Less special items	0.70	Operational items:
Operational	0.35	2002 Operational Results	0.46	0.46
		Increased revenues due to higher capacity factors	0.06	0.08
		Decreased revenues due to lower contract prices	(0.01)	(0.01)
		Increased expense due to higher refueling outage amortization	(0.03)	(0.03)
		Decreased O&M expense, other	0.02	0.05
		Total Operational	0.50	0.55	0.85	0.90
		Special items:
		SFAS 143 implementation	0.70	0.70
		Total As-reported			1.55	1.60
Energy Commodity Services
As-Reported	0.62
Less special items	0.00	Operational items:
Operational	0.62	2002 Operational Results (s)	0.10	0.10
		Income from trading operations	(0.01)	0.03
		Income from pipeline operations	(0.01)	-
		Total Operational	0.08	0.13	0.70	0.75
		Special items:
		None	-	-
		Total As-reported			0.70	0.75
Parent & Other
As-Reported	(0.06)
Less special items	0.00	Operational items:
Operational	(0.06)	2002 Operational Results	(0.12)	(0.12)
		Interest and other corporate expenses	(0.02)	0.03
		Total Operational	(0.14)	(0.09)	(0.20)	(0.15)
		Special items:
		None	-	-
		Total As-reported			(0.20)	(0.15)

Total
As-Reported	2.61
Less special items	0.32
Operational	2.29	Total Operational for 2003			4.05	4.25

		Total As-reported for 2003 (r)			4.37	4.57
  Excludes impact of disproportionate sharing recorded in second half of 2002; $0.13 per share.

Entergy's full-year 2004 earnings guidance is detailed in Table 18. In contrast to 2003 guidance, the 2004 guidance table combines results from the Utility with Parent & Other to better reflect the way Entergy views and manages these businesses. Key assumptions reflected in the earnings ranges are as follows:

  Approximately 65 percent of 2004 earnings are expected from the Utility, Parent & Other. Earnings guidance is based on existing rate plans, including the full-year impact of the rate increase put into effect June 3, 2003 at Entergy New Orleans. Incremental revenues expected in 2004 are also the result of sales growth in the 1.5 to 2.0 percent range. Earnings will also benefit from decreased interest expense and lower O&M expense driven by productivity improvements at the Utility. Partially offsetting are expected increases in depreciation and other expenses.

  More than 25 percent of 2004 earnings are expected from Entergy Nuclear. Increased revenues will be generated by an approximate $1 increase in power purchase agreement prices, which will average about $38 in 2004. A year-over-year increase in revenues will also be driven by 60 MW of power uprates which will be added during 2003. Earnings will also increase as a result of productivity improvements that will lower O&M expense. EN has sold 98 percent of the 2004 expected output of its generating assets at prices that range from $29 to $43 per megawatt hour. The capacity factor assumption for the fleet ranges from 92 to 95 percent, and includes planned refueling outages at the Fitzpatrick, Indian Point 2, and Vermont Yankee plants.

  Energy Commodity Services' guidance is based on contributions from Entergy-Koch at a 50 percent sharing of income, consistent with Entergy's ownership share. The guidance range also reflects conservative expectations for commodity trading results and modest year-over-year pipeline growth.

Entergy's 2004 earnings guidance is detailed in Table 18 below, with the guidance range for 2003 as-reported and operational earnings as its data starting points.

Table 18: 2004 Earnings Per Share Guidance
(Per share in U.S. $)

	2003 Guidance Range		Operational/Special Item Changes in 2004		2004 Guidance Range
				Range of Impact
Utility, Parent & Other
As-Reported	2.12	2.22
Less special items	(0.38)	(0.38)	Operational items:
Operational	2.50	2.60	Full year impact of rate actions	0.04
			Increased revenue due to sales growth	0.15
			Decreased 0&M expense (productivity improvements partially offset by inflationary increases)	0.02
			Decreased interest expense	0.10
			Increased depreciation expense, other	(0.16)
			Total Operational	0.15	2.65	2.75
			Special items:
			None
			Total As-reported		2.65	2.75
Entergy Nuclear
As-Reported	1.55	1.60
Less special items	0.70	0.70	Operational items:
Operational	0.85	0.90	Increased revenue from higher contract pricing	0.10
			Increased revenue due to higher MWhs produced from uprates	0.05
			Decreased O&M expense from productivity improvements	0.10
			Total Operational	0.25	1.10	1.15
			Special items:
			None
			Total As-reported		1.10	1.15
Energy Commodity Services
As-Reported	0.70	0.75
Less special items	-	-	Operational items:
Operational	0.70	0.75	Decreased contribution from Entergy-Koch	(0.27)
			Conservative commodity trading results	(0.09)
			Increased income from pipeline growth	0.01
			Total Operational	(0.35)	0.35	0.40
			Special items:
			None
			Total As-reported		0.35	0.40
Total
As-Reported	4.37	4.57
Less special items	0.32	0.32
Operational	4.05	4.25	Total Operational for 2004		4.10	4.30

			Total As-reported for 2004 (q)		4.10	4.30

One of Entergy's financial aspirations is to deliver near-term earnings growth of 8-10 percent, comprised of 6% intrinsic growth and 2-4% growth from asset acquisitions. Entergy has acknowledged that this goal is achievable only if new investments are made. Entergy has consistently maintained a disciplined policy that requires new investments to exceed (on an ex ante basis) the incremental average project cost of capital while maintaining corporate credit metrics.

Over the long term, Entergy aspires to deliver earnings growth of 5-6%, equal to top-quartile industry growth over the last 20 years. Entergy's other financial aspirations include achieving a return of 9% on average invested capital in the near term, and 10% in the long term; achieving a single A credit rating over the long term by maintaining or improving its 45-50% net debt to net capital ratio and 4 times or better interest coverage; and growing the dividend annually, consistent with progress made toward the achievement of all financial aspirations.

Appendix A provides details of kwh sales and customer statistics for the Utility.

Appendix A: Utility Electric Energy Sales & Customers
Three Months Ended June
				% Weather
	2003	2002	%	Adjusted
		(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	7,170	7,202	(0.4)	(0.5)
Commercial	6,164	6,112	0.9	0.9
Governmental	664	654	1.5	0.9
Industrial	9,556	10,294	(7.2)	(7.2)
Total to Ultimate Customers	23,554	24,262	(2.9)	(3.1)
Wholesale	2,590	2,444	6.0
Total Sales	26,144	26,706	(2.1)

Year to Date June

	2003	2002	%
		(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	15,013	14,476	3.7
Commercial	11,986	11,710	2.4
Governmental	1,297	1,271	2.0
Industrial	18,880	19,884	(5.0)
Total to Ultimate Customers	47,176	47,341	(0.3)
Wholesale	5,103	4,658	9.6
Total Sales	52,279	51,999	0.5

Twelve Months Ended June

	2003	2002	%
		(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	33,118	31,287	5.9
Commercial	25,630	24,926	2.8
Governmental	2,704	2,620	3.2
Industrial	40,014	40,439	(1.1)
Total to Ultimate Customers	101,466	99,272	2.2
Wholesale	10,273	8,923	15.1
Total Sales	111,739	108,195	3.3

June

	2003	2002	%

ELECTRIC CUSTOMERS (YEAR TO DATE AVERAGE):
Residential	2,245,428	2,233,198	0.5
Commercial	304,718	300,763	1.3
Governmental	15,288	14,912	2.5
Industrial	39,986	39,455	1.3
Total Ultimate Customers	2,605,420	2,588,328	0.7
Wholesale	42	38	10.5
Total Customers	2,605,462	2,588,366	0.7

Appendix B provides a side-by-side comparison of historical performance measures.

Appendix B: Historical Performance Measures (see appendix D for definitions of measures) (t)
	3Q01	4Q01	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	02 YTD	03 YTD
Financial
EPS - as-reported ($)	1.39	0.09	-0.35	1.06	1.59	0.33	1.73	0.89	0.72	2.61
Less EPS - special items ($)	-0.15	0.09	1.15	0.11	-0.09	0.01	-0.61	-0.28	-1.26	0.32
EPS - operational ($)	1.24	0.18	0.80	1.17	1.50	0.34	1.12	1.17	1.98	2.29
Trailing Twelve Months
ROIC - as-reported (%)	7.31	7.17	5.65	5.46	5.46	5.84	8.71	8.08
ROIC - operational (%)	7.36	7.16	7.13	7.07	7.12	7.43	7.92	7.54
ROE - as-reported (%)	10.27	10.04	6.80	6.64	7.10	7.84	13.69	12.85
ROE - operational (%)	10.38	10.04	10.20	10.28	10.82	11.33	12.00	11.69
Cash Flow Interest Coverage	4.68	5.25	5.59	5.94	6.66	5.99	5.46	5.67
Net debt/net capital (%)	50.6	49.7	48.7	49.1	47.6	46.3	47.0	46.5
Utility
Generation in GWh	28,081	21,245	21,032	22,698	26,635	19,687	18,531	19,915	43,729	38,446
GWh billed
Residential	10,502	6,309	7,274	7,202	10,827	7,279	7,843	7,170	14,476	15,013
Commercial & Gov't	8,073	6,499	6,215	6,766	8,240	6,811	6,455	6,828	12,981	13,283
Industrial	10,457	10,098	9,590	10,294	10,839	10,248	9,324	9,556	19,884	18,880
O&M expense/MWh	$14.17	$19.44	$16.79	$23.87	$14.01	$23.84	$14.71	$19.30	$20.46	$19.03
Reliability
SAIFI	2.10	2.10	2.00	2.00	2.10	2.00	1.94	1.64
SAIDI	164	162	151	151	161	164	161	138
Nuclear
Net MW in operation	3,445	3,445	3,445	3,445	3,955	3,955	3,955	3,955
Average realized price per MWh	$34.62	$35.27	$37.14	$39.88	$42.59	$40.87	$38.28	$39.78
Production cost/MWh	$17.06	$19.55	$19.62	$19.40	$18.49	$22.18	$23.54	$20.85	$19.51	$22.26
Generation in GWh	5,887	7,260	7,509	7,449	8,152	6,843	8,093	7,342	14,958	15,435
Capacity factor	97.5%	95.0%	100.3%	98.5%	96.8%	78.0%	93.7%	84.1%	99.4%	88.9%

Energy Commodity Services
Entergy-Koch Trading
Electricity volatility (%)	75	37	39	51	57	41	86	52	45	72
Gas volatility (%)	69	80	79	54	58	50	91	45	67	71
Gain/loss days	3.3	2.2	2.1	1.7	2.0	1.3	1.3	1.4	1.9	1.4
Gulf South Pipeline
Throughput (Bcf/d)	2.56	2.51	2.66	2.31	2.27	2.22	2.20	1.90	2.50	2.10
Production cost ($)	0.088	0.098	0.077	0.096	0.096	0.113	0.113	0.138	0.084	0.123
Non-Nuclear Wholesale Assets
Net MW in operation	2,330	2,410	1,870	1,209	1,209	1,421	1,421	1,421

(t) As-reported metrics are computed in accordance with GAAP as they include all components of net income, including special items. Operational metrics are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided here.

Appendix C provides a summary of the Utility's key regulatory cases and events that are pending as well as regulatory recovery mechanisms by operating subsidiary.

Appendix C: Utility Regulatory Summary Table
Second Quarter 2003
Company	Authorized ROE	Pending Cases/Events	Fuel Recovery Mechanism
Entergy Arkansas	11.0%	No cases pending.	Annual reset based on prior year's cost with over- or under-recovery true-up.

Entergy Gulf States - TX	10.95%	Base rates frozen since Settlement order issued in June 1999. Freeze will likely extend until the start of retail open access, which is not expected to occur until at least 2nd or 3rd quarter 2004.	Fuel Factor with semi-annual reset based on gas prices. Surcharge for under-recoveries or refund for over-recoveries based on actual cost.

Entergy Gulf States - LA	11.1%

The 9th revenue review (2002) and prospective revenue study are currently pending before the LPSC with hearings set for October 2003. EGSI's filing included a $11.5 million rate refund, implemented in June 2002, and requested a prospective rate increase of approximately $21.7 million. The LPSC staff filed testimony in April 2003 recommending a $30 million refund and a prospective rate reduction of at least $75 million. The company intends to vigorously oppose staff's recommendations, but the outcome cannot be predicted at this time.

			Monthly reset with 60-day lag based on prior two months actual fuel and purchased power costs plus 1/12 of unrecovered fuel balance.

Entergy Louisiana	9.7%-11.3% (u)

ELI filed a Jurisdictional Revenue Requirement Analysis in June 2003, indicating a revenue deficiency of $170 million based upon an 11.75% ROE and potential capacity purchases. A filing to request a rate increase is anticipated in first quarter 2004. In conjunction with the Commission staff, ELI is also pursuing the development of a new formula rate plan proposal.

			Monthly reset with 60-day lag based on prior two months actual fuel and purchased power costs plus 1/12th of unrecovered fuel balance.

Entergy Mississippi	10.64%-12.86%(v)

Annual formula rate plan is in place based upon a December 2002 order by the MPSC which approved a $48.2 million rate increase and an ROE mid point of 11.75%. EMI will make its next formula rate plan filing in March 2004.

Quarterly reset based on forecasted costs plus any deferred fuel balance (over- or under-recovery) from the second prior quarter. In May 2003, the MPSC approved EMI's request to defer collection of fuel under-recoveries for the first and second quarters of 2003. The deferred amount of $77.6 million plus carrying charges will be collected over a six-month period beginning January 2004.

Entergy New Orleans	10.25% - 13.25%	Effective June 2003 the New Orleans City Council approved a $30.2 million rate increase and a ROE mid point of 11.25% under a 2 year formula rate plan.

Monthly reset based on prior month's actual fuel and purchased power costs plus unrecovered fuel balance plus 1/12th ENO's share of achieved shared savings from the Generation Performance-Based Recovery Plan (G-PBR). The G-PBR provides for sharing of fuel and purchased power savings between ENO and customers.

System Energy Resources, Inc.	10.94%	ROE approved by July 2001 FERC order. No cases pending.	Actual costs billed as incurred.

(u) Entergy Louisiana's formula rate plan expired with the 2001 test year. Under the expired formula, if Entergy Louisiana earned outside of the bandwidth range, rates would be adjusted on a prospective basis. If earnings were above the bandwidth range, rates would be reduced by 60% of the overage, and if below, increased by 60% of the shortfall.

(v) If Entergy Mississippi earns outside of the bandwidth range, rates will be adjusted on a prospective basis. If earnings are above the bandwidth range, rates are reduced by 50% of the overage, and if below, increased by 50% of the shortfall. The range presented above is not adjusted for performance measures, under which the ROE midpoint can increase or decrease by as much as 1%.

Appendix D provides definitions of certain operational and financial performance measures referenced in this release.
Appendix D: Definitions of Operational and Financial Performance Measures
Operational Measures
Utility
Generation in GWh	Total number of GWh produced by all Utility generation facilities
GWh billed	Total number of GWh billed to all customer classes
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh generated, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Reliability complaints	Number of complaints to regulators concerning reliability issues
Number of customers	Year-to-date average number of customers
Safety	Number of accidents resulting in lost time work
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output, excluding output associated with plant uprates, sold forward under capacity contracts, forward physical contracts or forward financial contracts, that may or may not require regulatory approval. All percentages reflected are consistent with assumptions used in earnings guidance

Unit-contingent power sale	Transaction under which power is supplied from a specific generation asset; if specified generation asset is unavailable, seller is not be liable to Buyer for any damages
Capacity factor guarantee

A contractual provision which sets the capacity factor minimum associated with a specified generation asset for which compensation for damages is not required; if actual capacity factor is below the minimum amount, compensation is required

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of firm energy not associated with a specific asset at liquid market hub delivery points; if default occurs, defaulting party must compensate the party to which performance is owed for amounts calculated per the terms of a master power purchase and sales agreement

Average realized and assumed contract price/spark spread per MWh	Price/spark spread at which generation output is expected to be sold to third parties, given existing and anticipated contracts/market prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage completed during the quarter
Energy Commodity Services
Entergy-Koch Trading
Electricity volatility

Average volatility of into-Cinergy power prices for the period. The changes in volatility numbers for the comparative prior-year periods are the result of a refinement of the definition of the initial month used in the time period selected over which the calculation of power and gas volatilities is measured

Gas volatility	Average volatility of Henry Hub spot prices for the period (See note to Electricity Volatility immediately above)
Electricity marketed (GWh)	Total physical GWh volumes marketed in the U.S. and Europe during the period
Gas marketed (Bcf/d)

Physical Bcf/d volumes marketed in the U.S. and Europe during the period. The changes in gas marketed numbers for the comparative prior-year periods are the result of an adjustment to the definition to represent only sales volumes consistent with industry standards and the addition of volumes traded in Europe

Gain/loss days	Ratio of days where aggregate trading gains exceeded trading losses across all commodities
Daily average earnings at risk

Daily value at risk in millions of dollars for the period using a 97.5% confidence level. This measure indicates that, if prices moved against the positions, the loss in neutralizing the portfolio would not be expected to exceed the calculated value at risk

Gulf South Pipeline
Throughput	Gas in Bcf/d transported by the pipeline during the period
Production cost	Cost in $/mmbtu associated with delivering gas, excluding gas expense
Non-nuclear Wholesale Assets
Net MW in operation	Total MW owned and operated
Generation in GWh	Total number of GWh produced by all non-nuclear wholesale generating assets
Average realized price per MWh	As-reported revenue per MWh generated for all non-nuclear wholesale generating assets
Net MW under construction	Total MW owned and under construction

Appendix D: Definitions of Operational and Financial Performance Measures (continued)
Financial Measures
Operational net income	As-reported net income adjusted to exclude the impact of special items
Return on average invested capital - as-reported	12-months rolling net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average invested capital - operational	12-months rolling operational net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling net income divided by average common equity
Return on average common equity - operational	12-months rolling operational net income divided by average common equity
Net margin - as-reported	12-months rolling net income divided by 12 months rolling revenue
Net margin - operational	12-months rolling operational net income divided by 12 months rolling revenue
Cash flow interest coverage	12-months operating cash flow plus 12-months rolling interest paid, divided by net interest expense (interest expense minus interest income)
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total gross liquidity	Sum of cash and revolver capacity
Total debt	Sum of short-term and long-term debt and capital leases on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)	Debt issued for Entergy-Koch, LP and RS Cogen joint ventures
Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Rating or other contingent liabilities	Parent guarantees for which cash collateral may be required in event of downgrade below investment grade
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at

www.entergy.com/earnings

Teleconference and Webcast Details

Entergy's senior management team will host an earnings teleconference at 10:00 a.m. CDT, Monday, July 28, 2003. The call can be accessed by dialing 719-457-2621; the confirmation code is 445025. Please call no more than 15 minutes prior to the scheduled start time. The call can also be accessed and the presentation slides can be viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 445025. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

************************************************************************************************************************************

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions, and other regulatory decisions, including those related to Entergy's utility supply plan, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities including the uncertainty of negotiations with unions to agree to such reductions, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities - particularly the ability to extend or replace the existing power purchase agreements for the Non-Utility Nuclear plants - and the prices and availability of power Entergy must purchase for its utility customers, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading electricity, natural gas, and other energy-related commodities, resolution of pending investigations of Entergy-Koch's past trading practices, changes in the number of participants in the energy trading market, and in their creditworthiness and risk profile, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in inflation and interest rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, and the establishment of SeTrans or another regional transmission organization, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of Indian Point or other nuclear generating facilities, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather, hurricanes, and other disasters, advances in technology, the potential impacts of threatened or actual terrorism and war, the success of Entergy's strategies to reduce taxes, the effects of litigation, changes in accounting standards, changes in corporate governance and securities law requirements and Entergy's ability to attract and retain talented management and directors.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2003
(Dollars in thousands)
(Unaudited)

           U.S.       Parent &    Competitive  Eliminations  Consolidated
         Utilities      Other      Businesses
        ASSETS
CURRENT ASSETS

 Cash and cash equivalents:
    Cash                                                  $    92,296    $   4,400    $  18,366    $        -     $ 115,063
    Temporary cash investments - at cost,
    which approximates market                                 806,409       32,327      123,798             -       962,535
    Special deposits                                                -          187           (4)            -           183
         -----------   ----------   ----------   -----------   -----------
     Total cash and cash equivalents                          898,705       36,914      142,160             -     1,077,781
         -----------   ----------   ----------   -----------   -----------
Other temporary investments                                         -            -            -             -             -
Notes receivable                                                   14      508,344      408,100      (871,764)       44,693
Accounts receivable:
   Customer                                                   430,393        8,069            -             -       438,462
   Allowance for doubtful accounts                            (18,605)      (2,633)      (1,503)            -       (22,741)
   Associated companies                                        16,327      189,794     (156,317)      (49,804)            -
   Other                                                      132,488        2,682      146,252             -       281,422
   Accrued unbilled revenues                                  417,973       13,559            -             -       431,532
         -----------   ----------   ----------   -----------   -----------
     Total receivables                                        978,576      211,471      (11,568)      (49,804)    1,128,674
Deferred fuel costs                                           294,179            -            -             -       294,179
Accumulated deferred income taxes                                   -           18            -           (18)            -
Fuel inventory - at average cost                              119,063            -        2,465            18       121,546
Materials and supplies - at average cost                      352,404           56      194,793             -       547,253
Deferred nuclear refueling outage costs                        27,965            -      146,576             -       174,542
Prepayments and other                                         117,629        7,240       32,864             -       157,733
         -----------   ----------   ----------   -----------   -----------
TOTAL                                                       2,788,535      764,043      915,390      (921,568)    3,546,401
         -----------   ----------   ----------   -----------   -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                              214    9,450,961      975,694    (9,450,961)      975,907
Decommissioning trust funds                                   900,259            -    1,296,277             -     2,196,536
Non-utility property - at cost (less accumulated
  depreciation)                                               165,953       72,977          475             -       239,405
Other                                                         215,181      214,559      367,138      (343,249)      453,627
         -----------   ----------   ----------   -----------   -----------
TOTAL                                                       1,281,607    9,738,497    2,639,584    (9,794,210)    3,865,475
         -----------   ----------   ----------   -----------   -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                   25,792,004        8,678    1,256,267             -    27,056,949
Property under capital lease                                  761,039            -            -             -       761,039
Natural gas                                                   214,393           65            -             -       214,458
Construction work in progress                                 895,030       34,168      559,986        (3,949)    1,485,235
Nuclear fuel under capital lease                              264,013            -            -             -       264,013
Nuclear fuel                                                   16,819            -      261,252             -       278,071
         -----------   ----------   ----------   -----------   -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                        27,943,298       42,911    2,077,505        (3,949)   30,059,765
Less - accumulated depreciation and amortization           12,087,146        5,531      172,783             -    12,265,459
         -----------   ----------   ----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT - NET                        15,856,152       37,380    1,904,722        (3,949)   17,794,306
         -----------   ----------   ----------   -----------   -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                           834,362            -            -             -       834,362
    Unamortized loss on reacquired debt                       149,147            -            -             -       149,147
    Other regulatory assets                                 1,190,030            -            -             -     1,190,030
  Long-term receivables                                        22,852            -            -             -        22,852
  Goodwill                                                    374,099            -        3,073             -       377,172
  Other                                                       391,967      503,461      751,609      (594,321)    1,052,716
         -----------  -----------   ----------  ------------   -----------
TOTAL                                                       2,962,457      503,461      754,682      (594,321)    3,626,279
         -----------  -----------   ----------  ------------   -----------
TOTAL ASSETS                                              $22,888,751  $11,043,381   $6,214,378  $(11,314,047)  $28,832,461
         ===========  ===========   ==========  ============   ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2003
(Dollars in thousands)
(Unaudited)

           U.S.       Parent &    Competitive  Eliminations  Consolidated
         Utilities      Other      Businesses

       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                        $   686,317    $       -    $  90,579    $        -     $ 776,896
Notes payable:
  Associated companies                                             -      384,116      480,618      (864,734)            -
  Other                                                           47            -          304             -           351
Account payable:
  Associated companies                                       (15,800)     202,119     (148,400)      (37,919)            -
  Other                                                      588,849       19,696       93,144             -       701,689
Customer deposits                                            205,399          539          164             -       206,101
Taxes accrued                                                197,435      (19,295)     111,159             -       289,299
Accumulated deferred income taxes                             54,379            -       63,881           (18)      118,243
Nuclear refueling outage costs                                 2,566            -            -             -         2,566
Interest accrued                                             124,566        5,342       16,847             -       146,754
Obligations under capital leases                             153,106            -            -             -       153,106
Other                                                         36,457        8,098       92,650       (14,635)      122,571
        -----------   ----------   ----------   -----------   -----------
TOTAL                                                      2,033,321      600,615      800,946      (917,306)    2,517,576
        -----------   ----------   ----------   -----------   -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes and taxes accrued        4,520,030       30,521       15,204             -     4,565,754
Accumulated deferred investment tax credits                  430,909            -            -             -       430,909
Obligations under capital leases                             156,960            -            1             -       156,960
Other regulatory liabilities                                 276,513            -            -             -       276,513
Decommisioning                                             1,454,689            -      658,573             -     2,113,263
Transition to competition                                     79,098            -            -             -        79,098
Regulatory reserves                                           44,358            -            -             -        44,358
Accumulated provisions                                       306,519        1,666      110,810             -       418,995
Other                                                      1,237,054      147,349      482,258      (567,148)    1,299,515
        -----------   ----------   ----------   -----------   -----------
TOTAL                                                      8,506,130      179,536    1,266,846      (567,148)    9,385,365
        -----------   ----------   ----------   -----------   -----------

Long-term debt                                             6,309,311    1,006,730      617,594       (70,021)    7,863,614
Preferred stock with sinking fund                             22,077            -            -             -        22,077
Preferred stock without sinking fund                         334,337            -       91,940       (91,940)      334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures           215,000            -            -             -       215,000

SHAREHOLDERS' EQUITY

  Common stock                                             2,225,870        1,377    1,696,387    (3,921,152)        2,482
       Authorized shares   500,000,000
       Issued shares CY    248,174,087
  Paid-in capital                                          1,784,097    5,805,326    1,076,623    (3,975,894)    4,690,152
  Retained earnings                                        1,572,012    4,040,036      706,336    (1,935,626)    4,382,757
  Accumulated other comprehensive income (loss)                6,596       (2,788)       1,022         1,725         6,553
  Less - treasury stock, at cost                             120,000      587,451       43,316      (163,316)      587,451
       Shares CY   20,347,971
        -----------  -----------   ----------  ------------   -----------
TOTAL                                                      5,468,575    9,256,500    3,437,052    (9,667,631)    8,494,493
        -----------  -----------   ----------  ------------   -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $22,888,751  $11,043,381   $6,214,378  $(11,314,047)  $28,832,461
        ===========  ===========   ==========  ============   ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
      ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $  118,625     $ 5,011     $  46,152      $      -     $  169,788
    Temporary cash investments - at cost,
    which approximates market                            969,077      24,518       171,665             -      1,165,260
    Special deposits                                           -          31           249             -            280
           -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                   1,087,702      29,560       218,066             -      1,335,328
           -----------  ----------   -----------   -----------    -----------
Other temporary investments                                    -           -             -             -              -
Notes receivable                                              13     501,161       403,393      (902,490)         2,078
Accounts receivable:
   Customer                                              321,942       1,273             -             -        323,215
   Allowance for doubtful accounts                       (24,421)     (2,364)         (500)            -        (27,285)
   Associated companies                                   19,907     159,628      (137,646)      (41,889)             -
   Other                                                 112,438       1,083       131,100             -        244,621
   Accrued unbilled revenues                             318,101       1,032             -             -        319,133
           -----------  ----------   -----------   -----------    -----------
     Total receivables                                   747,967     160,652        (7,046)      (41,889)       859,684
Deferred fuel costs                                       55,653           -             -             -         55,653
Accumulated deferred income taxes                         14,872          18             -       (14,890)             -
Fuel inventory - at average cost                          94,183           -         2,266            18         96,467
Materials and supplies - at average cost                 333,977          25       191,898             -        525,900
Deferred nuclear refueling outage costs                   51,541           -       112,106             -        163,646
Prepayments and other                                    131,092       3,557        32,176             -        166,827
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,517,000     694,973       952,859      (959,251)     3,205,583
           -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         214   8,897,127       823,996    (8,897,127)       824,209
Decommissioning trust funds                              839,405           -     1,229,793             -      2,069,198
Non-utility property - at cost (less accumulated
    depreciation)                                        222,519      74,204           571             -        297,294
Other                                                     21,084      33,677       559,378      (343,249)       270,889
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,083,222   9,005,008     2,613,738    (9,240,376)     3,461,591
           -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              25,226,879       8,498     1,554,161             -     26,789,538
Property under capital lease                             746,624           -             -             -        746,624
Natural gas                                              209,913          57             -             -        209,969
Construction work in progress                            797,128      27,927       411,786        (3,949)     1,232,891
Nuclear fuel under capital lease                         259,433           -             -             -        259,433
Nuclear fuel                                              24,475           -       239,134             -        263,609
           -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   27,264,452      36,482     2,205,081        (3,949)    29,502,064
Less - accumulated depreciation and amortization      12,140,375       4,703       162,035             -     12,307,112
           -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   15,124,077      31,779     2,043,046        (3,949)    17,194,952
           -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      844,105           -             -             -        844,105
    Unamortized loss on reacquired debt                  155,161           -             -             -        155,161
    Other regulatory assets                              738,328           -             -             -        738,328
  Long-term receivables                                   24,703           -             -             -         24,703
  Goodwill                                               374,099           -         3,073             -        377,172
  Other                                                  213,430     492,721       779,032      (538,809)       946,375
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,349,827     492,721       782,105      (538,809)     3,085,844
           -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $21,074,127 $10,224,481   $ 6,391,748  $(10,742,385)   $26,947,969
           ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $ 1,110,741    $      -    $   80,579    $        -     $1,191,320
Notes payable:
  Associated companies                                         -     421,155       482,447      (903,602)             -
  Other                                                       47           -           304             -            351
Account payable:
  Associated companies                                   (11,912)    150,651      (102,580)      (36,160)             -
  Other                                                  704,964      17,729       132,752             -        855,446
Customer deposits                                        198,100         179           163             -        198,442
Taxes accrued                                             75,044      25,943       284,328             -        385,315
Accumulated deferred income taxes                              -           -        41,359       (14,890)        26,468
Nuclear refueling outage costs                            14,244           -             -             -         14,244
Interest accrued                                         165,903       3,138         6,399             -        175,440
Obligations under capital leases                         153,822           -             -             -        153,822
Other                                                     68,830      12,844        98,147        (8,479)       171,341
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,479,784     631,639     1,023,898      (963,131)     3,172,189
           -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes and taxes accrued    4,512,358      11,245      (272,804)            -      4,250,800
Accumulated deferred investment tax credits              447,925           -             -             -        447,925
Obligations under capital leases                         155,934           -             9             -        155,943
Other regulatory liabilities                             185,579           -             -             -        185,579
Decommisioning                                           302,202           -     1,263,796             -      1,565,997
Transition to competition                                 79,098           -             -             -         79,098
Regulatory reserves                                       56,438           -             -             -         56,438
Accumulated provisions                                   299,462       1,679        88,726             -        389,868
Other                                                  1,044,074     103,273       503,199      (505,314)     1,145,232
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  7,083,069     116,197     1,582,926      (505,314)     8,276,879
           -----------  ----------   -----------   -----------    -----------

Long-term debt                                         5,542,438     915,611       697,352       (68,402)     7,086,999
Preferred stock with sinking fund                         24,327           -             -             -         24,327
Preferred stock without sinking fund                     334,337           -        91,940       (91,940)       334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000

SHAREHOLDERS' EQUITY

  Common stock                                         2,225,870       1,360     1,696,327    (3,921,075)         2,482
       Authorized shares  500,000,000
       Issued shares CY  248,174,087
  Paid-in capital                                      1,784,097   5,757,779     1,030,284    (3,905,407)     4,666,753
  Retained earnings                                    1,500,609   3,553,724       337,699    (1,453,338)     3,938,693
  Accumulated other comprehensive income (loss)            4,595      (4,498)      (25,362)        2,906        (22,360)
  Less - treasury stock, at cost                         120,000     747,331        43,316      (163,316)       747,331
       Shares CY  25,752,410
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,395,171   8,561,034     2,995,632    (9,113,598)     7,838,238
           -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $21,074,127 $10,224,482    $6,391,749  $(10,742,384)   $26,947,969
           ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
      ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $  (26,329)    $  (611)    $ (27,786)     $      -     $  (54,725)
    Temporary cash investments - at cost,
    which approximates market                           (162,668)      7,809       (47,867)            -       (202,725)
    Special deposits                                           -         156          (253)            -            (97)
           -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                    (188,997)      7,354       (75,906)            -       (257,547)
           -----------  ----------   -----------   -----------    -----------
Other temporary investments                                    -           -             -             -              -
Notes receivable                                               1       7,183         4,707        30,726         42,616
Accounts receivable:
   Customer                                              108,451       6,796             -             -        115,247
   Allowance for doubtful accounts                         5,816        (269)       (1,003)            -          4,544
   Associated companies                                   (3,580)     30,166       (18,671)       (7,915)             -
   Other                                                  20,050       1,599        15,152             -         36,801
   Accrued unbilled revenues                              99,872      12,527             -             -        112,399
           -----------  ----------   -----------   -----------    -----------
     Total receivables                                   230,609      50,819        (4,522)       (7,915)       268,990
Deferred fuel costs                                      238,526           -             -             -        238,526
Accumulated deferred income taxes                        (14,872)          -             -        14,872              -
Fuel inventory - at average cost                          24,880           -           199             -         25,079
Materials and supplies - at average cost                  18,427          31         2,895             -         21,353
Deferred nuclear refueling outage costs                  (23,576)          -        34,470             -         10,895
Prepayments and other                                    (13,463)      3,683           688             -         (9,094)
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                    271,535      69,070       (37,469)       37,683        340,818
           -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                           -     553,834       151,698      (553,834)       151,698
Decommissioning trust funds                               60,854           -        66,484             -        127,338
Non-utility property - at cost (less accumulated
    depreciation)                                        (56,566)     (1,227)          (96)            -        (57,889)
Other                                                    194,097     180,882      (192,240)            -        182,738
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                    198,385     733,489        25,846      (553,834)       403,884
           -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                 565,125         180      (297,894)            -        267,411
Property under capital lease                              14,415           -             -             -         14,415
Natural gas                                                4,480           8             -             -          4,489
Construction work in progress                             97,902       6,241       148,200             -        252,344
Nuclear fuel under capital lease                           4,580           -             -             -          4,580
Nuclear fuel                                              (7,656)          -        22,118             -         14,462
           -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                      678,846       6,429      (127,576)            -        557,701
Less - accumulated depreciation and amortization         (53,229)        828        10,748             -        (41,653)
           -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                      732,075       5,601      (138,324)            -        599,354
           -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                       (9,743)          -             -             -         (9,743)
    Unamortized loss on reacquired debt                   (6,014)          -             -             -         (6,014)
    Other regulatory assets                              451,702           -             -             -        451,702
  Long-term receivables                                   (1,851)          -             -             -         (1,851)
  Goodwill                                                     -           -             -             -              -
  Other                                                  178,537      10,740       (27,423)      (55,512)       106,341
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                    612,630      10,740       (27,423)      (55,512)       540,435
           -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $ 1,814,624  $  818,899   $  (177,371)  $  (571,663)   $ 1,884,491
           ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $  (424,424)   $      -    $   10,000    $        -      $(414,424)
Notes payable:
  Associated companies                                         -     (37,039)       (1,829)       38,868              -
  Other                                                        -           -             -             -              -
Account payable:
  Associated companies                                    (3,888)     51,468       (45,820)       (1,759)             -
  Other                                                 (116,115)      1,967       (39,608)            -       (153,757)
Customer deposits                                          7,299         360             1             -          7,659
Taxes accrued                                            122,391     (45,238)     (173,169)            -        (96,016)
Accumulated deferred income taxes                         54,379           -        22,522        14,872         91,774
Nuclear refueling outage costs                           (11,678)          -             -             -        (11,678)
Interest accrued                                         (41,337)      2,204        10,448             -        (28,686)
Obligations under capital leases                            (716)          -             -             -           (716)
Other                                                    (32,373)     (4,746)       (5,497)       (6,156)       (48,770)
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                   (446,463)    (31,024)     (222,952)       45,825       (654,613)
           -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes and taxes accrued        7,672      19,276       288,008             -        314,954
Accumulated deferred investment tax credits              (17,016)          -             -             -        (17,016)
Obligations under capital leases                           1,026           -            (8)            -          1,017
Other regulatory liabilities                              90,934           -             -             -         90,934
Decommisioning                                         1,152,487           -      (605,223)            -        547,265
Transition to competition                                      -           -             -             -              -
Regulatory reserves                                      (12,080)          -             -             -        (12,080)
Accumulated provisions                                     7,057         (13)       22,084             -         29,127
Other                                                    192,980      44,076       (20,941)      (61,834)       154,283
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,423,061      63,339      (316,080)      (61,834)     1,108,485
           -----------  ----------   -----------   -----------    -----------

Long-term debt                                           766,873      91,119       (79,758)       (1,619)       776,615
Preferred stock with sinking fund                         (2,250)          -             -             -         (2,250)
Preferred stock without sinking fund                           -           -             -             -              -
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures             -           -             -             -              -

SHAREHOLDERS' EQUITY

Common stock                                                   -          17            60           (77)             -
     Authorized shares
     Issued shares CY
Paid-in capital                                                -      47,547        46,339       (70,487)        23,399
Retained earnings                                         71,403     486,312       368,637      (482,288)       444,064
Accumulated other comprehensive income (loss)              2,001       1,710        26,384        (1,181)        28,913
Less - treasury stock, at cost                                 -    (159,880)            -             -       (159,880)
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                     73,404     695,466       441,420      (554,033)       656,255
           -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 1,814,624  $  818,899    $ (177,371)  $  (571,663)   $ 1,884,491
           ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2003
(Dollars in thousands)
(Unaudited)
            U.S.     Parent &   Competitive   Eliminations  Consolidated
         Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                           $1,926,488   $       -    $       -   $      (547)  $ 1,925,941
     Natural gas                                                     33,698           -            -             -        33,698
     Competitive businesses                                               -      38,031      361,576        (5,337)      394,270
         ----------   ---------    ---------   -----------   -----------
    Total                                    1,960,186      38,031      361,576        (5,884)    2,353,909

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale 452,839           -       43,176             -       496,014
   Purchased power                                           421,686      22,489        2,074        (5,776)      440,473
         ----------   ---------    ---------   -----------   -----------
     Gross Margin                                                 1,085,661      15,542      316,326          (108)    1,417,422
     Margin %                                                         55.4%       40.9%        87.5%          1.8%         60.2%

   Nuclear refueling outage expenses                          16,465           -       23,785             -        40,251
   Provision for turbine commitments, assets
     impairments and restructuring charges                         -           -            -             -             -
   Other operation and maintenance                           367,907      22,749      180,692          (338)      571,010
     Decommissioning                                                 21,563           -       12,798             -        34,361
     Taxes other than income taxes                                   85,759       1,163       13,582             -       100,505
         ----------   ---------    ---------   -----------   -----------
    Total                                    1,366,219      46,401      276,107        (6,114)    1,682,614
         ----------   ---------    ---------   -----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                    593,967      (8,370)      85,469           230       671,295
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              30.3%      (22.0%)       23.6%         (3.9%)        28.5%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                  190,830       1,297       13,320             -       205,446
     Other regulatory charges (credits)                               4,273           -            -             -         4,273
         ----------   ---------    ---------   -----------   -----------
   Total                                       195,103       1,297       13,320             -       209,719
         ----------   ---------    ---------   -----------   -----------

OPERATING INCOME (LOSS)                                             398,864      (9,667)      72,149           230       461,576
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              20.3%      (25.4%)       20.0%         (3.9%)        19.6%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction              9,740           -            -             -         9,740
     Gain/(loss) on sale of assets - net                                315        (127)         573             -           761
     Interest and dividend income                                    11,120       8,984       19,967       (10,144)       29,927
     Equity in earnings of unconsolidated equity affiliates               -           -       70,292             -        70,292
     Miscellaneous - net                                           (111,740)       (529)       8,287          (230)     (104,212)
         ----------   ---------    ---------   -----------   -----------
     Total                                     (90,565)      8,328       99,119       (10,374)        6,508
         ----------   ---------    ---------   -----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                     103,884       8,767        4,575             -       117,227
     Other interest - net                                             2,776      15,256        8,359       (10,144)       16,247
     Distributions on preferred securities of subsidiaries            4,709           -            -             -         4,709
     Allowance for borrowed funds used during construction           (7,449)          -            -             -        (7,449)
         ----------   ---------    ---------   -----------   -----------
    Total                                      103,920      24,023       12,934       (10,144)      130,734
         ----------   ---------    ---------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                   204,379     (25,362)     158,333             -       337,350

INCOME TAXES                                                         76,787     (15,852)      64,898             -       125,833
         ----------   ---------    ---------   -----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                      127,592      (9,510)      93,435             -       211,517

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                             5,876           -            -             -         5,876
         ----------   ---------    ---------   -----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $ 121,716   $  (9,510)   $  93,435   $         -   $   205,641
         ==========   =========    =========   ===========   ===========
Margin %                                                               6.5%      (25.0%)       25.8%             -          9.0%

EARNINGS (LOSS)  PER AVERAGE COMMON SHARE:
   BASIC                                                              $0.54      ($0.04)       $0.41                       $0.91
   DILUTED                                                            $0.53      ($0.04)       $0.40                       $0.89
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             226,609,159
   DILUTED                                                                                                           231,579,242

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2002
(Dollars in thousands)
(Unaudited)
            U.S.     Parent &   Competitive   Eliminations  Consolidated
         Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                           $1,687,266   $       -    $       -   $      (509)  $ 1,686,758
     Natural gas                                                     24,982           -            -             -        24,982
     Competitive businesses                                               -       8,585      378,143        (1,887)      384,841
         ----------   ---------    ---------   -----------   -----------
    Total                                    1,712,248       8,585      378,143        (2,396)    2,096,581

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale 424,137           -       47,275             -       471,413
   Purchased power                                           209,378         309       25,925        (2,093)      233,518
         ----------   ---------    ---------   -----------   -----------
     Gross Margin                                                 1,078,733       8,276      304,943          (303)    1,391,650
     Margin %                                                         63.0%       96.4%        80.6%         12.6%         66.4%

   Nuclear refueling outage expenses                          14,799           -        9,888             -        24,687
   Provision for turbine commitments, assets
     impairments and restructuring charges                         -           -       18,169             -        18,169
   Other operation and maintenance                           526,958      20,580      180,042          (563)      727,017
     Decommissioning                                                  8,198           -        9,995             -        18,193
     Taxes other than income taxes                                   73,375         694        8,125             -        82,194
         ----------   ---------    ---------   -----------   -----------
    Total                                    1,256,845      21,583      299,419        (2,656)    1,575,191
         ----------   ---------    ---------   -----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                    455,403     (12,998)      78,724           260       521,390
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              26.6%     (151.4%)       20.8%        (10.9%)        24.9%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                  188,157       1,339       16,380             -       205,876
     Other regulatory charges (credits)                            (170,645)          -            -             -      (170,645)
         ----------   ---------    ---------   -----------   -----------
   Total                                        17,512       1,339       16,380             -        35,231
         ----------   ---------    ---------   -----------   -----------

OPERATING INCOME (LOSS)                                             437,891     (14,337)      62,344           260       486,159
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              25.6%     (167.0%)       16.5%        (10.9%)        23.2%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction              8,323           -            -             -         8,323
     Gain/(loss) on sale of assets - net                              1,009           -            -             -         1,009
     Interest and dividend income                                    10,833       8,662       17,194        (8,979)       27,710
     Equity in earnings of unconsolidated equity affiliates               -           -       16,007             -        16,007
     Miscellaneous - net                                             (5,406)      8,223         (934)         (260)        1,624
         ----------   ---------    ---------   -----------   -----------
     Total                                      14,759      16,885       32,267        (9,239)       54,673
         ----------   ---------    ---------   -----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                     104,643           -       16,749             -       121,393
     Other interest - net                                            12,272      11,075       10,535        (8,979)       24,902
     Distributions on preferred securities of subsidiaries            4,709           -            -             -         4,709
     Allowance for borrowed funds used during construction           (6,291)          -            -             -        (6,291)
         ----------   ---------    ---------   -----------   -----------
    Total                                      115,333      11,075       27,284        (8,979)      144,713
         ----------   ---------    ---------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                   337,318      (8,526)      67,327             -       396,119

INCOME TAXES                                                        136,536      (3,486)      15,484             -       148,534
         ----------   ---------    ---------   -----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                      200,782      (5,040)      51,843             -       247,585

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                             5,932           -            -             -         5,932
         ----------   ---------    ---------   -----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $ 194,850   $  (5,040)   $  51,843   $         -   $   241,653
         ==========   =========    =========   ===========   ===========
Margin %                                                              11.4%      (58.7%)       13.7%             -         11.5%

EARNINGS (LOSS)  PER AVERAGE COMMON SHARE:
   BASIC                                                              $0.87      ($0.02)       $0.23                       $1.08
   DILUTED                                                            $0.85      ($0.02)       $0.23                       $1.06
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             224,330,654
   DILUTED                                                                                                           228,847,752

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
           U.S.       Parent &    Competitive   Eliminations  Consolidated
        Utilities      Other       Businesses
OPERATING REVENUES:
     Domestic electric                                           $ 239,222    $       -     $        -   $       (38)  $  239,184
     Natural gas                                                     8,716            -              -             -        8,716
     Competitive businesses                                              -       29,446        (16,567)       (3,450)       9,429
         ---------    ---------     ----------   -----------   ----------
    Total                                     247,938       29,446        (16,567)       (3,488)     257,329

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased
     for resale                                              28,702            -         (4,099)            -       24,602
   Purchased power                                          212,308       22,180        (23,851)       (3,683)     206,955
         ---------    ---------     ----------   -----------   ----------
     Gross Margin                                                    6,928        7,266         11,383           195       25,772
     Margin %                                                        (7.6%)      (55.5%)          6.8%        (10.8%)        (6.2%)

   Nuclear refueling outage expenses                          1,666            -         13,897             -       15,564
   Provision for turbine commitments, asset
     impairments and restructuring charges                        -            -        (18,169)            -      (18,169)
   Other operation and maintenance                         (159,051)       2,169            650           225     (156,007)
     Decommissioning                                                13,365            -          2,803             -       16,168
     Taxes other than income taxes                                  12,384          469          5,457             -       18,311
         ---------    ---------     ----------   -----------   ----------
    Total                                     109,374       24,818        (23,312)       (3,458)     107,423
         ---------    ---------     ----------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                   138,564        4,628          6,745           (30)     149,905
         ---------    ---------     ----------   -----------   ----------
Margin %                                                              3.7%       129.4%           2.8%          6.9%         3.6%

DEPRECIATION AND AMORTIZATION:                                                                                                  -
     Depreciation and amortization                                   2,673          (42)        (3,060)            -         (429)
     Other regulatory charges (credits)                            174,918            -              -             -      174,918
         ---------    ---------     ----------   -----------   ----------
   Total                                      177,591          (42)        (3,060)            -      174,489
         ---------    ---------     ----------   -----------   ----------

OPERATING INCOME (LOSS)                                            (39,027)       4,670          9,805           (30)     (24,583)
         ---------    ---------     ----------   -----------   ----------
Margin %                                                             (5.2%)      141.6%           3.5%          6.9%        (3.6%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction             1,417            -              -             -        1,417
     Gain/(loss) on sale of assets - net                              (694)        (127)           573             -         (248)
     Interest and dividend income                                      287          322          2,773        (1,165)       2,217
     Equity in earnings of unconsolidated equity affiliates              -            -         54,285             -       54,285
     Miscellaneous - net                                          (106,334)      (8,752)         9,221            30     (105,836)
         ---------    ---------     ----------   -----------   ----------
     Total                                   (105,324)      (8,557)        66,852        (1,135)     (48,165)
         ---------    ---------     ----------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                       (759)       8,767        (12,174)            -       (4,166)
     Other interest - net                                           (9,496)       4,181         (2,176)       (1,165)      (8,655)
     Distributions on preferred securities of subsidiaries               -            -              -             -            -
     Allowance for borrowed funds used during construction          (1,158)           -              -             -       (1,158)
         ---------    ---------     ----------   -----------   ----------
    Total                                     (11,413)      12,948        (14,350)       (1,165)     (13,979)
         ---------    ---------     ----------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                 (132,938)     (16,835)        91,006             -      (58,769)

INCOME TAXES                                                       (59,749)     (12,366)        49,414             -      (22,701)
         ---------    ---------     ----------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                     (73,189)      (4,469)        41,592             -      (36,068)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                              (56)           -              -             -          (56)
         ---------    ---------     ----------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $(73,133)   $  (4,469)    $   41,592     $       -    $ (36,012)
         =========    =========     ==========   ===========   ==========
Margin %                                                               6.5%      (25.0%)         25.8%             -         9.0%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            ($0.33)      ($0.02)         $0.18             -       ($0.17)
   DILUTED                                                          ($0.32)      ($0.02)         $0.17             -       ($0.17)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2003
(Dollars in thousands)
(Unaudited)
          U.S.       Parent &   Competitive   Eliminations  Consolidated
        Utilities     Other      Businesses

OPERATING REVENUES:
     Domestic electric                            $3,528,622    $       -     $      -    $     (943)   $ 3,527,679
     Natural gas                                     113,936            -            -             -        113,936
     Competitive businesses                                -       52,648      702,766        (5,397)       750,017
        -----------------------------------------------------------------
    Total                     3,642,558       52,648      702,766        (6,340)     4,391,632
        -----------------------------------------------------------------

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas       794,278            -       89,777             -        884,055
     purchased for resale
   Purchased power                            780,582       26,923        7,790        (6,123)       809,172
        -----------------------------------------------------------------

      Gross Margin                                 2,067,698       25,725      605,199          (217)     2,698,405
      Margin %                                         56.8%        48.9%        86.1%           3.4%         61.4%

   Nuclear refueling outage expenses           31,202            -       47,942             -         79,144
   Provision for turbine commitments, asset
     impairments and restructuring charges          -            -       (7,743)            -         (7,743)
   Other operation and maintenance            700,585       33,027      362,973          (676)     1,095,909
     Decommissioning                                  46,262            -       25,597             -         71,859
     Taxes other than income taxes                   167,374        1,887       28,981             -        198,242
        -----------------------------------------------------------------
    Total                     2,520,283       61,837      555,317        (6,799)     3,130,638
        -----------------------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                   1,122,276       (9,189)     147,449           459      1,260,994
        -----------------------------------------------------------------

Margin %                                               30.8%       (17.5%)       21.0%         (7.2%)         28.7%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                   389,026        2,586       24,880             -        416,492
     Other regulatory charges (credits)               19,526            -            -             -         19,526
        -----------------------------------------------------------------
   Total                        408,552        2,586       24,880             -        436,018
        -----------------------------------------------------------------

OPERATING INCOME (LOSS)                              713,724      (11,775)     122,569           459        824,976
        -----------------------------------------------------------------

Margin %                                               19.6%       (22.4%)       17.4%         (7.2%)         18.8%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during           17,027            -            -             -         17,027
       construction
     Gain/(loss) on sale of assets - net                 616         (127)         573             -          1,062
     Interest and dividend income                     22,038       17,547       41,364       (21,198)        59,751
     Equity in earnings of unconsolidated
       equity affiliates                                   -            -      198,353             -        198,353
     Miscellaneous - net                            (117,017)       2,410       22,169          (459)       (92,896)
        -----------------------------------------------------------------
     Total                      (77,336)      19,830      262,459       (21,657)       183,297
        -----------------------------------------------------------------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                      211,165       14,008        9,789             -        234,962
     Other interest - net                              7,674       26,534       16,281       (21,198)        29,291
     Distributions on preferred securities             9,419            -            -             -          9,419
       of subsidiaries
     Allowance for borrowed funds used               (13,168)           -            -             -        (13,168)
       during construction
        -----------------------------------------------------------------
    Total                       215,090       40,542       26,070       (21,198)       260,504
        -----------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                    421,298      (32,487)     358,958             -        747,769

INCOME TAXES                                         158,668      (19,420)     139,003             -        278,251
        -----------------------------------------------------------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF            262,630      (13,067)     219,955             -        469,518
ACCOUNTING CHANGE

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)(21,333)           -      164,255             -        142,922
        -----------------------------------------------------------------

CONSOLIDATED NET INCOME (LOSS)                       241,297      (13,067)     384,210             -        612,440

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                             11,792            -            -             -         11,792
        -----------------------------------------------------------------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK        $  229,505    $ (13,067)  $  384,210     $       -       $600,648
        =================================================================

Margin %                                                6.6%       (24.8%)       54.7%             -          13.9%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
  BASIC                                                $1.02       ($0.05)       $1.70                        $2.67
  DILUTED                                              $1.00       ($0.06)       $1.67                        $2.61
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  BASIC                                                                                                 225,149,356
  DILUTED                                                                                               229,916,344

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2002
(Dollars in thousands)
(Unaudited)
          U.S.       Parent &   Competitive   Eliminations  Consolidated
        Utilities     Other      Businesses

OPERATING REVENUES:
     Domestic electric                            $3,088,688    $       -     $      -    $     (922)   $ 3,087,767
     Natural gas                                      71,360            -            -             -         71,360
     Competitive businesses                                -       17,586      782,799        (2,097)       798,288
        -----------------------------------------------------------------
    Total                     3,160,048       17,586      782,799        (3,019)     3,957,415
        -----------------------------------------------------------------

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas       820,017            -      120,257             -        940,274
     purchased for resale
   Purchased power                            340,470          424       64,525        (2,414)       403,004
        -----------------------------------------------------------------

      Gross Margin                                 1,999,561       17,162      598,017          (605)     2,614,137
      Margin %                                         63.3%        97.6%        76.4%          20.0%         66.1%

   Nuclear refueling outage expenses           30,386            -       19,487             -         49,874
   Provision for turbine commitments, asset
     impairments and restructuring charges          -            -      419,542             -        419,542
   Other operation and maintenance            864,501       36,542      351,451        (1,124)     1,251,369
     Decommissioning                                  16,391            -       19,990             -         36,381
     Taxes other than income taxes                   161,374        1,270       21,921             -        184,565
        -----------------------------------------------------------------
    Total                     2,233,139       38,236    1,017,173        (3,538)     3,285,009
        -----------------------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                     926,909      (20,650)    (234,374)          519        672,406
        -----------------------------------------------------------------

Margin %                                               29.3%      (117.4%)      (29.9%)       (17.2%)         17.0%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                   378,044        2,813       30,142             -        410,999
     Other regulatory charges (credits)             (169,082)           -            -             -       (169,082)
        -----------------------------------------------------------------
   Total                        208,962        2,813       30,142             -        241,917
        -----------------------------------------------------------------

OPERATING INCOME (LOSS)                              717,947      (23,463)    (264,516)          519        430,489
        -----------------------------------------------------------------

Margin %                                               22.7%      (133.4%)      (33.8%)       (17.2%)         10.9%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during           15,004            -            -             -         15,004
       construction
     Gain/(loss) on sale of assets - net               1,672            3            -             -          1,674
     Interest and dividend income                     15,349       15,791       35,910       (15,814)        51,237
     Equity in earnings of unconsolidated
       equity affiliates                                   -            -       83,250             -         83,250
     Miscellaneous - net                              (9,928)       5,682        3,137          (519)        (1,628)
        -----------------------------------------------------------------
     Total                       22,097       21,476      122,297       (16,333)       149,537
        -----------------------------------------------------------------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                      211,936            -       32,983             -        244,919
     Other interest - net                             19,681       16,896       19,617       (15,814)        40,381
     Distributions on preferred securities             9,419            -            -             -          9,419
       of subsidiaries
     Allowance for borrowed funds used               (11,930)           -            -             -        (11,930)
       during construction
        -----------------------------------------------------------------
    Total                       229,106       16,896       52,600       (15,814)       282,789
        -----------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                    510,938      (18,883)    (194,819)            -        297,237

INCOME TAXES                                         201,912       (7,677)     (71,599)            -        122,636
        -----------------------------------------------------------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF            309,026      (11,206)    (123,220)            -        174,601
ACCOUNTING CHANGE

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)      -            -            -             -              -
        -----------------------------------------------------------------

CONSOLIDATED NET INCOME (LOSS)                       309,026      (11,206)    (123,219)            -        174,601

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                             11,872            -            -             -         11,872
        -----------------------------------------------------------------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK        $  297,154    $ (11,206)  $ (123,219)    $       -       $162,729
        =================================================================

Margin %                                                9.4%       (63.7%)      (15.7%)            -           4.1%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
  BASIC                                                $1.33       ($0.05)      ($0.55)                       $0.73
  DILUTED                                              $1.31       ($0.05)      ($0.54)                       $0.72
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  BASIC                                                                                                 223,143,647
  DILUTED                                                                                               227,588,889

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
           U.S.       Parent &    Competitive   Eliminations  Consolidated
        Utilities      Other       Businesses
OPERATING REVENUES:
     Domestic electric                                           $ 439,934    $       -     $        -   $       (21)  $  439,913
     Natural gas                                                    42,576            -              -             -       42,576
     Competitive businesses                                              -       35,062        (80,033)       (3,300)     (48,271)
         ---------    ---------     ----------   -----------   ----------
    Total                                     482,510       35,062        (80,033)       (3,321)     434,218

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased
     for resale                                             (25,739)           -        (30,480)            -      (56,219)
   Purchased power                                          440,112       26,499        (56,735)       (3,709)     406,168
         ---------    ---------     ----------   -----------   ----------
     Gross Margin                                                   68,137        8,563          7,182           388       84,269
     Margin %                                                        (6.5%)      (48.7%)          9.7%        (16.6%)        (4.6%)

   Nuclear refueling outage expenses                            816            -         28,455             -       29,270
   Provision for turbine commitments, asset
     impairments and restructuring charges                        -            -       (427,285)            -     (427,285)
   Other operation and maintenance                         (163,917)      (3,515)        11,522           448     (155,461)
     Decommissioning                                                29,871            -          5,607             -       35,478
     Taxes other than income taxes                                   6,000          617          7,060             -       13,677
         ---------    ---------     ----------   -----------   ----------
    Total                                     287,144       23,601       (461,856)       (3,261)    (154,372)
         ---------    ---------     ----------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                   195,367       11,461        381,823           (60)     588,589
         ---------    ---------     ----------   -----------   ----------
Margin %                                                              1.5%       100.0%          50.9%         10.0%        11.7%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                  10,982         (227)        (5,262)            -        5,493
     Other regulatory charges (credits)                            188,608            -              -             -      188,608
         ---------    ---------     ----------   -----------   ----------
   Total                                      199,590         (227)        (5,262)            -      194,101
         ---------    ---------     ----------   -----------   ----------

OPERATING INCOME (LOSS)                                             (4,223)      11,688        387,085           (60)     394,488
         ---------    ---------     ----------   -----------   ----------
Margin %                                                             (3.1%)      111.1%          51.2%         10.0%         7.9%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction             2,023            -              -             -        2,023
     Gain/(loss) on sale of assets - net                            (1,056)        (130)           573             -         (613)
     Interest and dividend income                                    6,689        1,756          5,454        (5,384)       8,515
     Equity in earnings of unconsolidated equity affiliates              -            -        115,103             -      115,103
     Miscellaneous - net                                          (107,089)      (3,272)        19,032            60      (91,269)
         ---------    ---------     ----------   -----------   ----------
     Total                                    (99,433)      (1,646)       140,162        (5,324)      33,759
         ---------    ---------     ----------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                       (771)      14,008        (23,194)            -       (9,957)
     Other interest - net                                          (12,007)       9,638         (3,336)       (5,384)     (11,090)
     Distributions on preferred securities of subsidiaries               -            -              -             -            -
     Allowance for borrowed funds used during construction          (1,238)           -              -             -       (1,238)
         ---------    ---------     ----------   -----------   ----------
    Total                                     (14,016)      23,646        (26,530)       (5,384)     (22,285)
         ---------    ---------     ----------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                  (89,640)     (13,604)       553,777             -      450,532

INCOME TAXES                                                       (43,244)     (11,743)       210,602             -      155,615
         ---------    ---------     ----------   -----------   ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF                          (46,396)      (1,861)       343,175             -      294,917
ACCOUNTING CHANGE

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)              (21,333)           -        164,255             -      142,922
         ---------    ---------     ----------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                     (67,729)      (1,861)       507,430             -      437,839

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                              (80)           -              -             -          (80)
         ---------    ---------     ----------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $(67,649)   $  (1,861)    $  507,430     $       -    $ 437,919
         =========    =========     ==========   ===========   ==========
Margin %                                                               6.6%      (24.8%)         54.7%             -        13.9%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            ($0.31)      ($0.00)         $2.25             -        $1.94
   DILUTED                                                          ($0.31)      ($0.01)         $2.21             -        $1.89

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2003
(Dollars in thousands)
(Unaudited)
         U.S.       Parent &    Competitive   Eliminations  Consolidated
             Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                        $ 7,088,090    $       -    $        -   $    (1,762)   $7,086,328
     Natural gas                                                  167,929            -             -             -       167,929
     Competitive businesses                                             -       71,563     1,419,102        (5,670)    1,484,995
             -----------    ---------    ----------   -----------    ----------
    Total                                  7,256,019       71,563     1,419,102        (7,432)    8,739,252

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased
     for resale                                          1,915,610            -       182,767             -     2,098,377
   Purchased power                                       1,204,462       28,838        12,106        (6,904)    1,238,502
             -----------    ---------    ----------   -----------    ----------

     Gross Margin                                               4,135,947       42,725     1,224,229         (528)    5,402,374
     Margin %                                                       57.0%        59.7%         86.3%          7.1%         61.8%

   Nuclear refueling outage expenses                        59,617            -        75,245             -       134,862
   Provision for turbine commitments, asset
     impairments and restructuring charges                       -            -         1,171             -         1,171
   Other operation and maintenance                       1,514,652       78,858       740,646        (1,506)    2,332,650
     Decommissioning                                               60,329            -        51,566             -       111,894
     Taxes other than income taxes                                339,204        3,110        51,825             -       394,139
             -----------    ---------    ----------   -----------    ----------
    Total                                  5,093,874      110,806     1,115,326        (8,410)    6,311,595
             -----------    ---------    ----------   -----------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                2,162,145      (39,243)      303,776           979     2,427,657
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            29.8%       (54.8%)        21.4%        (13.2%)        27.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                780,781        4,913        58,979             -       844,673
     Other regulatory charges (credits)                            46,772            -             -             -        46,772
             -----------    ---------    ----------   -----------    ----------
   Total                                     827,553        4,913        58,979             -       891,445
             -----------    ---------    ----------   -----------    ----------

OPERATING INCOME (LOSS)                                         1,334,592      (44,156)      244,797           979     1,536,212
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            18.4%       (61.7%)        17.3%       (13.2%)        17.6%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction           33,680            -             -             -        33,680
     Gain/(loss) on sale of assets - net                            4,339         (127)        1,789             -         6,001
     Interest and dividend income                                  29,920       37,021       103,024       (43,125)      126,840
     Equity in earnings of unconsolidated equity affiliates            (2)           -       298,982             -       298,980
     Miscellaneous - net                                         (119,768)       2,515        34,240          (979)      (83,992)
             -----------    ---------    ----------   -----------    ----------
     Total                                   (51,831)      39,409       438,035       (44,104)      381,509
             -----------    ---------    ----------   -----------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                   442,383       14,648        40,615             -       497,646
     Other interest - net                                          16,242       44,577        41,776       (43,125)       59,470
     Distributions on preferred securities of subsidiaries         18,838            -             -             -        18,838
     Allowance for borrowed funds used during construction        (25,776)           -             -             -       (25,776)
             -----------    ---------    ----------   -----------    ----------
    Total                                    451,687       59,225        82,391       (43,125)      550,178
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                 831,074      (63,972)      600,441             -     1,367,543

INCOME TAXES                                                      270,508      (22,996)      202,041             -       449,553
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                 560,566      (40,976)      398,400             -       917,990

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)             (21,333)           -       164,255             -       142,922
             -----------    ---------    ----------   -----------    ----------

CONSOLIDATED NET INCOME (LOSS)                                    539,233      (40,976)      562,655             -     1,060,912

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                          23,632            -             -             -        23,632
             -----------    ---------    ----------   -----------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $  515,601     $(40,976)   $  562,655   $         -    $1,037,280
             ===========    =========    ==========   ===========    ==========
Margin %                                                             7.1%       (57.3%)        39.6%             -         11.9%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            $2.30       ($0.18)        $2.51                       $4.63
   DILUTED                                                          $2.26       ($0.18)        $2.46                       $4.54
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             224,088,260
   DILUTED                                                                                                           228,314,075

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2002
(Dollars in thousands)
(Unaudited)
         U.S.       Parent &    Competitive   Eliminations  Consolidated
             Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                        $ 6,470,576    $       -    $        -   $    (1,366)   $6,469,210
     Natural gas                                                  116,330            -             -             -       116,330
     Competitive businesses                                             -       31,709     1,806,981        (5,771)    1,832,919
             -----------    ---------    ----------   -----------    ----------
    Total                                  6,586,906       31,709     1,806,981        (7,137)    8,418,459

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased
     for resale                                          2,003,006            -       467,465             -     2,470,471
   Purchased power                                         691,594          468       128,568        (5,969)      814,661
             -----------    ---------    ----------   -----------    ----------

     Gross Margin                                               3,892,306       31,241     1,210,948        (1,168)    5,133,326
     Margin %                                                       59.1%        98.5%         67.0%         16.4%         61.0%

   Nuclear refueling outage expenses                        60,945            -        37,790             -        98,735
   Provision for turbine commitments, asset
     impairments and restructuring charges                       -            -       419,542             -       419,542
   Other operation and maintenance                       1,644,841       90,025       764,339        (2,664)    2,496,542
     Decommissioning                                                1,776            -        35,341             -        37,117
     Taxes other than income taxes                                339,643        2,393        50,254             -       392,290
             -----------    ---------    ----------   -----------    ----------
    Total                                  4,741,805       92,886     1,903,299        (8,633)    6,729,358
             -----------    ---------    ----------   -----------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                1,845,101      (61,177)      (96,318)        1,496     1,689,101
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            28.0%      (192.9%)        (5.3%)       (21.0%)        20.1%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                682,340        5,174        58,068             -       745,583
     Other regulatory charges (credits)                          (202,291)           -             -             -      (202,291)
             -----------    ---------    ----------   -----------    ----------
   Total                                     480,049        5,174        58,068             -       543,292
             -----------    ---------    ----------   -----------    ----------

OPERATING INCOME (LOSS)                                         1,365,052      (66,351)     (154,386)        1,496     1,145,809
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            20.7%      (209.2%)        (8.5%)       (21.0%)        13.6%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction           29,627            -             -             -        29,628
     Gain/(loss) on sale of assets - net                            2,936           47         3,721             -         6,705
     Interest and dividend income                                  55,747       27,638        72,795       (26,210)      129,970
     Equity in earnings of unconsolidated equity affiliates             -            -       155,218             -       155,218
     Miscellaneous - net                                          (32,895)       4,914         9,799        (1,496)      (19,676)
             -----------    ---------    ----------   -----------    ----------
     Total                                    55,416       32,600       241,533       (27,706)      301,845
             -----------    ---------    ----------   -----------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                   445,675            -        84,462             -       530,136
     Other interest - net                                          90,425       36,870        22,284       (26,210)      123,369
     Distributions on preferred securities of subsidiaries         18,838            -             -             -        18,838
     Allowance for borrowed funds used during construction        (23,918)           -             -             -       (23,918)
             -----------    ---------    ----------   -----------    ----------
    Total                                    531,019       36,870       106,746       (26,210)      648,425
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                 889,449      (70,621)      (19,599)            -       799,229

INCOME TAXES                                                      301,463       (3,391)        5,984             -       304,056
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                 587,986      (67,230)      (25,583)            -       495,173

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                   -            -        23,482             -        23,482
             -----------    ---------    ----------   -----------    ----------

CONSOLIDATED NET INCOME (LOSS)                                    587,986      (67,230)       (2,101)            -       518,655

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                          22,791            -             -             -        22,791
             -----------    ---------    ----------   -----------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $  565,195     $(67,230)   $   (2,101)  $         -      $495,864
             ===========    =========    ==========   ===========    ==========
Margin %                                                             8.6%      (212.0%)        (0.1%)            -          5.9%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            $2.54       ($0.30)       ($0.01)                      $2.23
   DILUTED                                                          $2.50       ($0.30)       ($0.01)                      $2.19
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             222,245,970
   DILUTED                                                                                                           226,080,808

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
         U.S.       Parent &     Competitive   Eliminations  Consolidated
             Utilities       Other       Businesses
OPERATING REVENUES:
     Domestic electric                                       $   617,514           $ -    $        -  $       (396)   $  617,118
     Natural gas                                                  51,599             -             -             -        51,599
     Competitive businesses                                            -        39,854      (387,879)          101      (347,924)
             ----------      --------    ----------  ------------    ----------
    Total                                   669,113        39,854      (387,879)         (295)      320,793

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased
     for resale                                           (87,396)            -      (284,698)            -      (372,094)
   Purchased power                                        512,868        28,370      (116,462)         (935)      423,841
             ----------      --------    ----------  ------------    ----------

     Gross Margin                                                243,641        11,484        13,281           640       269,047
     Margin %                                                      (2.1%)       (38.8%)        19.3%         (9.3%)         0.8%

   Nuclear refueling outage expenses                       (1,328)            -        37,455             -        36,127
   Provision for turbine commitments, asset
     impairments and restructuring charges                      -             -      (418,371)            -      (418,371)
   Other operation and maintenance                       (130,189)      (11,167)      (23,693)        1,157      (163,892)
     Decommissioning                                              58,553             -        16,225             -        74,777
     Taxes other than income taxes                                  (439)          717         1,571             -         1,849
             ----------      --------    ----------  ------------    ----------
    Total                                   352,069        17,920     (787,973)           222      (417,763)
             ----------      --------    ----------  ------------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                 317,044       21,934       400,094           (517)      738,556
             ----------      --------    ----------  -------------    ----------
Margin %                                                            1.8%        138.1%        26.7%           7.8%          7.7%

DEPRECIATION AND AMORTIZATION:                                                                                                 -
     Depreciation and amortization                                98,441         (261)          911              -        99,091
     Other regulatory charges (credits)                          249,063            -             -              -       249,063
             ----------      --------    ----------  ------------    ----------
   Total                                    347,504         (261)          911              -       348,154
             ----------      --------    ----------  ------------    ----------

OPERATING INCOME (LOSS)                                          (30,460)       22,195       399,183          (517)      390,402
             ----------      --------    ----------  ------------    ----------
Margin %                                                            2.3%        147.5%         25.8%         (7.8%)         4.0%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction           4,053             -             -             -         4,053
     Gain/(loss) on sale of assets - net                           1,403          (174)       (1,932)            -          (704)
     Interest and dividend income                                (25,827)        9,383        30,229       (16,915)       (3,130)
     Equity in earnings of unconsolidated equity affiliates           (2)            -       143,764             -       143,762
     Miscellaneous - net                                         (86,873)       (2,399)       24,441           517       (64,316)
             ----------      --------    ----------  ------------    ----------
     Total                                 (107,247)        6,809       196,502       (16,398)       79,664
             ----------      --------    ----------  ------------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                   (3,292)       14,648       (43,847)            -       (32,490)
     Other interest - net                                        (74,183)        7,707        19,492       (16,915)      (63,899)
     Distributions on preferred securities of subsidiaries             -             -             -             -             -
     Allowance for borrowed funds used during construction        (1,858)            -             -             -        (1,858)
             ----------      --------    ----------  ------------    ----------
    Total                                   (79,332)       22,355       (24,355)      (16,915)      (98,247)
             ----------      --------    ----------  ------------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                (58,375)        6,649       620,040            (1)      568,313

INCOME TAXES                                                     (30,955)      (19,605)      196,057             -       145,497
             ----------      --------    ----------  ------------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                (27,420)      (26,254)     (423,983)            -       422,817

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)            (21,333)            -       140,773             -       119,440
             ----------      --------    ----------  ------------    ----------

CONSOLIDATED NET INCOME (LOSS)                                   (48,753)       26,254       564,756             -       542,257

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                            841             -             -             -           841
             ----------      --------    ----------  ------------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $ (49,594)    $  26,254    $  564,756    $        -     $ 541,416
             ==========     =========    ==========  ============    ==========
Margin %                                                           (1.5%)       154.8%         39.8%             -          6.0%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                          ($0.24)        $0.12         $2.52                       $2.40
   DILUTED                                                        ($0.24)        $0.12         $2.47                       $2.35

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended June 30, 2003 vs. 2002
(Dollars in thousands)
(Unaudited)

                 2003         2002        Variance

          OPERATING ACTIVITIES
Consolidated net income                                                              $211,518     $247,584      ($36,066)
Noncash items included in net income:
  Reserve for regulatory adjustments                                                    2,260        2,966          (706)
  Other regulatory charges (credits) - net                                              4,273     (170,645)      174,918
  Depreciation, amortization, and decommissioning                                     239,806      224,069        15,737
  Deferred income taxes and investment tax credits                                     41,504       21,852        19,652
  Allowance for equity funds used during construction                                  (9,704)      (8,323)       (1,417)
  Cumulative effect of accounting change                                                    -            -             -
  Gain on sale of assets - net                                                           (761)      (1,009)          248
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates        4,709      (15,718)       20,427
  Provision for turbine commitments, asset impairments and restructuring charges            -       18,169       (18,169)
Changes in working capital:
  Receivables                                                                        (226,233)    (213,722)      (12,511)
  Fuel inventory                                                                       (3,053)       5,900        (8,953)
  Accounts payable                                                                     93,132       58,746        34,386
  Taxes accrued                                                                        14,578      123,791      (109,213)
  Interest accrued                                                                     (5,008)         998        (6,006)
  Deferred fuel                                                                        29,593      (44,615)       74,208
  Other working capital accounts                                                      (91,219)      38,626      (129,845)
Provision for estimated losses and reserves                                           119,186       (7,407)      126,593
Changes in other regulatory assets                                                    (14,814)     188,101      (202,915)
Other                                                                                  64,822      (20,283)       85,105
               --------     --------      --------
Net cash flow provided by operating activities                                        474,553      449,080        25,473
               --------     --------      --------

    INVESTING ACTIVITIES
Construction/capital expenditures                                                    (403,548)    (469,559)       66,011
Allowance for equity funds used during construction                                     9,740        8,323         1,417
Nuclear fuel purchases                                                                (14,290)     (75,947)       61,657
Proceeds from sale/leaseback of nuclear fuel                                           12,202       40,336       (28,134)
Proceeds from sale of businesses                                                       (4,196)     108,267      (112,463)
Investment in other nonregulated/nonutility properties                                 (1,253)      (9,264)        8,011
Decrease (increase) in other investments                                                 (615)        (294)         (321)
Changes in other temporary investments - net                                                -            -             -
Decommissioning trust contributions and realized change in trust assets               (27,046)     (12,147)      (14,899)
Other regulatory investments                                                         (100,092)     (29,755)      (70,337)
Other                                                                                   4,218       (6,036)       10,254
               --------     --------      --------
Net cash flow used in investing activities                                           (524,880)    (446,076)      (78,804)
               --------     --------      --------

          FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                  1,125,998       59,414     1,066,584
    Common stock                                                                       78,264       46,336        31,928
  Retirement of:
    Long-term debt                                                                   (200,075)    (332,974)      132,899
  Repurchase of common stock                                                                -            -             -
  Redemption of preferred stock                                                             0            0             -
  Changes in credit line borrowings - net                                            (170,000)     278,000      (448,000)
  Dividends paid:
     Common stock                                                                     (79,212)     (74,103)       (5,109)
     Preferred stock                                                                   (5,876)      (5,924)           48
               --------     --------      --------
Net cash flow provided by (used in) financing activities                              749,099      (29,251)      778,350
               --------     --------      --------

Effect of exchange rates on cash and cash equivalents                                   1,554       (6,388)        7,942
               --------     --------      --------

Net increase (decrease) in cash and cash equivalents                                  700,326      (32,635)      732,961

Cash and cash equivalents at beginning of period                                      377,455      763,295      (385,840)
               --------   ----------     ---------

Cash and cash equivalents at end of period                                         $1,077,781     $730,660      $347,121
               ========   ==========     =========

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date June 30, 2003 vs. 2002
(Dollars in thousands)
(Unaudited)

                 2003         2002        Variance

          OPERATING ACTIVITIES
Consolidated net income                                                              $612,440     $174,601      $437,839
Noncash items included in net income:
  Reserve for regulatory adjustments                                                  (12,080)      12,684       (24,764)
  Other regulatory charges (credits) - net                                             19,526     (169,082)      188,608
  Depreciation, amortization, and decommissioning                                     488,351      447,380        40,971
  Deferred income taxes and investment tax credits                                    185,872     (171,328)      357,200
  Allowance for equity funds used during construction                                 (17,027)     (15,004)       (2,023)
  Cumulative effect of accounting change                                             (142,922)           -      (142,922)
  Gain loss on sale of assets - net                                                    (1,062)      (1,674)          612
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates     (123,352)     (82,962)      (40,390)
  Provision for turbine commitments, asset impairments and restructuring charges       (7,743)     419,542      (427,285)
Changes in working capital:
  Receivables                                                                        (268,990)    (139,808)     (129,182)
  Fuel inventory                                                                      (25,078)      (7,332)      (17,746)
  Accounts payable                                                                   (153,778)      (9,974)     (143,804)
  Taxes accrued                                                                       (12,266)     255,629      (267,895)
  Interest accrued                                                                    (28,685)     (31,416)        2,731
  Deferred fuel                                                                       (96,306)         549       (96,855)
  Other working capital accounts                                                      (81,639)     (43,475)      (38,164)
Provision for estimated losses and reserves                                           110,868       (8,576)      119,444
Changes in other regulatory assets                                                     (2,218)     186,824      (189,042)
Other                                                                                  81,352      (13,595)       94,947
               --------     --------      --------
Net cash flow provided by operating activities                                        525,263      802,983      (277,720)
               --------     --------      --------

    INVESTING ACTIVITIES
Construction/capital expenditures                                                    (678,162)    (736,670)       58,508
Allowance for equity funds used during construction                                    17,027       15,004         2,023
Nuclear fuel purchases                                                               (126,446)    (161,090)       34,644
Proceeds from sale/leaseback of nuclear fuel                                           39,089      132,472       (93,383)
Proceeds from sale of businesses                                                       25,414      147,115      (121,701)
Investment in other nonregulated/nonutility properties                                (47,542)     (19,057)      (28,485)
Decrease (increase) in other investments                                             (167,054)      39,460      (206,514)
Changes in other temporary investments - net                                                -      150,000      (150,000)
Decommissioning trust contributions and realized change in trust assets               (49,597)     (27,894)      (21,703)
Other regulatory investments                                                         (142,219)     (29,755)     (112,464)
Other                                                                                  (5,603)      (2,690)       (2,913)
               --------     --------      --------
Net cash flow used in investing activities                                         (1,135,093)    (493,105)     (641,988)
               --------     --------      --------

          FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                  1,482,495      299,431     1,183,064
    Common stock                                                                      176,765      112,705        64,060
  Retirement of:
    Long-term debt                                                                   (996,761)    (910,908)      (85,853)
  Repurchase of common stock                                                                -            -             -
  Redemption of preferred stock                                                        (2,250)      (1,403)         (847)
  Changes in credit line borrowings - net                                            (140,000)     334,333      (474,333)
  Dividends paid:
     Common stock                                                                    (157,355)    (147,328)      (10,027)
     Preferred stock                                                                  (11,792)     (11,873)           81
               --------     --------      --------
Net cash flow used in financing activities                                            351,102     (325,043)      676,145
               --------     --------      --------

Effect of exchange rates on cash and cash equivalents                                   1,181       (5,748)        6,929
               --------     --------      --------

Net increase (decrease) in cash and cash equivalents                                 (257,547)     (20,913)     (236,634)

Cash and cash equivalents at beginning of period                                    1,335,328      751,573       583,755
               --------   ----------     ---------

Cash and cash equivalents at end of period                                         $1,077,781     $730,660      $347,121
              =========     ========     =========